                                 CIT Group Inc.

                            Global Medium-Term Notes

                     Due 9 Months or More From Date of Issue

                         Global Selling Agency Agreement

                                January 20, 2006

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

Barclays Capital Inc.
200 Park Avenue
New York, New York 10166

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

BNP Paribas Securities Corp.
787 Seventh Avenue
New York, New York 10019

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, New York 10010

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Goldman, Sachs & Co.
85 Broad St.
New York, New York 10004

                                      -1-

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York 10018

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

LaSalle Financial Services, Inc.
55 East 52nd Street
New York, New York 10055

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
4 World Financial Center, 15th Floor
New York, New York 10080

Morgan Stanley & Co. Incorporated
1585 Broadway, 4th Floor
New York, New York 10036

UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut 06901

Wachovia Capital Markets, LLC
301 South College Street
Charlotte, North Carolina 28288-0602

Ladies and Gentlemen:

            CIT Group Inc., a Delaware corporation, (the "Company"), confirms its agreement with each of you (individually, an "Agent", and collectively, the
"Agents") with respect to the issue and sale by the Company of its Medium-Term
Senior Notes, Series A, Due 9 Months or More from Date of Issue (the "Senior
Notes") and its Medium-Term Subordinated Notes, Series A, Due 9 Months or More
from Date of Issue (the "Subordinated Notes") (the Senior Notes and the
Subordinated Notes are referred to collectively herein as the "Notes"). The
Senior Notes will be issued under an indenture described on Schedule I attached hereto (as may be amended or supplemented from time to time, the "Senior
Indenture"), between the Company and the trustee described on such Schedule (the
"Senior Trustee") and pursuant to resolutions of the Board of Directors of the
Company, or a committee thereof, or supplemental indentures, if any, as provided in Section 3.1 of the Senior Indenture. The Company may change or add trustees to Schedule I with the consent of the Agents, which consent shall not be unreasonably withheld. The Subordinated Notes will be issued under an indenture described on Schedule I attached hereto (as may be amended or supplemented from time to time, the "Subordinated Indenture"), between the Company and the trustee described on such Schedule (the "Subordinated Trustee") and pursuant to resolutions of the Board of Directors of the Company, or a committee thereof, as provided in Section 3.1 of the Subordinated Indenture. The Senior

                                      -2-

Indenture and the Subordinated Indenture are collectively referred to herein as the "Indentures." The Senior Trustee and the Subordinated Trustee are each referred to herein as a "Trustee." The Notes will be in fully registered form and will be, in the case of Notes denominated in currencies or currency units other than U.S. dollars (the "Foreign Currency Notes"), represented by one or more global Notes or, in the case of all other Notes (the "Dollar Denominated
Notes"), represented by one or more global Notes registered in the name of and delivered to The Depository Trust Company ("DTC") or its nominee and recorded in the book-entry system maintained by DTC. The Notes will be in a minimum denomination of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof, or, in the case of Foreign Currency Notes, in the denominations indicated in a Term Sheet (as defined below) and/or in a pricing supplement (the
"Pricing Supplement") to the Prospectus referred to below. The Notes will have the maturities, priority, annual interest rates (whether fixed or floating), if any, or original issue discount, if any, redemption or repayment provisions, if any, currency or currency unit of denomination, and other terms set forth in the
Pricing Supplement. The Notes will be issued, and the terms thereof established, in accordance with the applicable Indenture and the Global Medium-Term Note
Administrative Procedures attached hereto as Exhibit I (the "Procedures"). The
Procedures may only be amended by written agreement of the Company and each
Agent after notice to and, in the case of amendments which affect the rights, duties or obligations of a Trustee, a registrar, a paying agent, an authenticating agent or an exchange rate agent, with the approval of, such
Trustee, registrar, paying agent, authenticating agent, or exchange rate agent, as the case may be.

            1. Representations and Warranties of the Company The Company
represents and warrants to, and agrees with, each Agent that:

            (a) Registration statement No. 333-131159 has been filed with the
      Securities and Exchange Commission (the "Commission"). On or prior to the date hereof, a prospectus supplement relating to the Notes has been filed as a part of the Registration Statement (defined below), if applicable, or pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the
      "Act"). As used in this Agreement, "Registration Statement" means registration statement No. 333-131159 (and any further registration statements which may be filed by the Company for the purpose of registering Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit), as amended at the date of this Agreement and in the form in which it has most recently been filed, or transmitted for filing at or prior to the Time of Sale (as defined below) with the Commission and "Prospectus" means the prospectus relating to the Notes included in the Registration Statement, the prospectus supplement relating to the Notes heretofore filed with the Commission and any Pricing Supplement relating to the Notes in the form in which it has most recently been filed, or transmitted for filing with the Commission at or prior to the Time of Sale, that has not been superseded or modified, in each case including all material incorporated by reference therein. The
      Company proposes to file with the Commission from time to time, pursuant to Rule 424(b) under the Act, Pricing Supplements to the Prospectus which will describe certain pricing terms of the Notes and, as further set forth herein, prior to any such filing will advise you of all information to be set forth therein.

            (b) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act

                                      -3-

      (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange
      Act of 1934, as amended (the "Exchange Act") or form of prospectus), and
      (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) under the Act made any offer relating to the Notes in reliance on the exemption of Rule 163, the
      Company was a "well-known seasoned issuer" as defined in Rule 405 under the Act, including not having been an "ineligible issuer" as defined in
      Rule 405.

            The Registration Statement is an "automatic shelf registration statement," as defined in Rule 405, that initially became effective within three years of the date of this Agreement.

            The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to use of the automatic shelf registration statement form.

            (c) On the date the Registration Statement became effective, the
      Registration Statement and the Prospectus (i) conformed in all respects to the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the applicable rules and regulations of the Commission promulgated pursuant to the Act, the Trust
      Indenture Act or the Exchange Act, as the case may be (the "Rules and
      Regulations"), and (ii) did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date of this Agreement, the Registration Statement and the Prospectus conform, and when any supplement to the Prospectus is filed with the Commission and at the date of delivery by the Company of any Notes sold hereunder, the
      Registration Statement and the Prospectus and any supplement thereto will conform, in all respects to the applicable requirements of the Act, the
      Trust Indenture Act and the applicable Rules and Regulations thereunder, and neither the Registration Statement nor the Prospectus includes, or will include as of any such time, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated
      therein or necessary to make the statements therein not misleading;
      provided, however, this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with, written information furnished to the Company by an Agent specifically for use in the Registration Statement or Prospectus or to that part of the
      Registration Statement which shall constitute the Statement of Eligibility under the Trust Indenture Act (Form T-1) of the Trustee under the
      Indenture.

            (d) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations
      thereunder, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the
      Commission, will conform in all material respects to the applicable requirements of the Exchange Act and the Rules and Regulations thereunder, and will not contain an untrue statement of a material fact or

                                      -4-

      omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (e) As of the applicable Time of Sale, the Term Sheet (as defined below), any Alternative Issuer Free Writing Prospectus (as defined below), the prospectus relating to the Notes included in the Registration
      Statement and the prospectus supplement relating to the Notes heretofore filed with the Commission, all considered together (the "General
      Disclosure Package") did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by any
      Agent specifically for use therein.

            (f) (i) At the earliest time after the filing of the Registration
      Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the
      Notes and (ii) at the date hereof, the Company was not and is not an
      "ineligible issuer" as defined in Rule 405.

            2. Solicitations by the Agent of Offers to Purchase; Purchases as
Principal; Additional Agents; Marketing Materials

            (a) Subject to the terms and conditions set forth herein, the
Company hereby authorizes each Agent to act as its agent to solicit offers for the purchase of all or any part of the Notes, upon the terms set forth in the
Prospectus, as it may be amended or supplemented from time to time pursuant to this Agreement, during the period beginning on the date hereof and ending on the date the Company shall specify to the Agent in writing. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each of the Agents agrees, as agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented. The Company reserves the right, in its sole discretion, (i) to sell the Notes on its own behalf directly to investors in those jurisdictions where it is authorized to do so or indirectly to investors through other agents,
(ii) to sell the Notes to other agents acting as principal and (iii) to suspend solicitation of purchases of the Notes commencing at any time for any period of time or permanently. Upon receipt of written instructions from the Company, an
Agent will forthwith suspend solicitation of offers to purchase the Notes until such time as the Company has advised it that such solicitation may be resumed.

            Unless otherwise agreed between the Company and such Agent, the
Company agrees to pay each Agent, as consideration for soliciting the sale of any Notes, a commission in U.S. dollars, at the time of settlement of each sale of Notes by the Company as a result of a solicitation made by such Agent in an amount equal to the following percentages of the principal amount of each Note placed by such Agent:

                        Term                   Commission Rate %
                        ----                   -----------------
        9 months to less than 1 yr.                   .05
        1 yr. to less than 18 months                  .05

                                      -5-

        18 months to less than 2 yrs.                 .05
        2 yrs. to less than 3 yrs.                    .10
        3 yrs. to less than 4 yrs.                    .15
        4 yrs. to less than 5 yrs.                    .25
        5 yrs. to less than 6 yrs.                    .35
        6 yrs. to less than 7 yrs.                    .375
        7 yrs. to less than 10 yrs.                   .40
        10 yrs. to less than 15 yrs.                  .45
        15 yrs. to less than 20 yrs.                  .50
        20 yrs. up to and including 30 yrs.           .750
        More than 30 yrs.                             To be negotiated at
                                                      time of issuance

            The Agents are authorized to solicit offers to purchase the Notes only in the denominations indicated in the applicable Term Sheet or Pricing
Supplement to the Prospectus.

            Each Agent shall communicate to the Company, orally or in writing, each offer received by it to purchase Notes other than those reasonably rejected by it as provided below. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each
Agent shall have the right to reject, in its discretion reasonably exercised, any offer received by it to purchase the Notes in whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein.
Unless otherwise agreed between the Agents and the Company, the Agents and the
Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

            (b) Subject to the terms and conditions stated herein, the Company agrees that, whenever the Company determines to sell Notes directly to any Agent as principal for its own account or for resale to others, it will enter into a separate supplemental agreement relating to such sale in accordance with the provisions of this Section 2(b) and for the purposes of this Agreement, (i) the term "Agent" shall refer to each of you acting solely in the capacity as agent for the Company hereunder and not as principal; (ii) the term "Purchaser" shall refer to each of you acting solely as principal hereunder and not as agent; and
(iii) the term "you" or "your" shall refer to each of you acting in both such capacities or in either such capacity. Any Purchaser may utilize a selling or dealer group in connection with the resale of the Notes and may reallow any portion of its commission.

            Each sale of Notes to a Purchaser shall be made in accordance with the terms of this Agreement and the Procedures and a supplemental agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, a Purchaser. Each supplemental agreement (which may be substantially in the form of Exhibit B hereto) is herein referred to as a "Terms
Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms
Agreement between the Company and the Purchaser. Each such Terms Agreement, shall be with respect to such information (as applicable) as is specified in
Exhibit B hereto. Unless and until a Terms Agreement has been validly entered into as described above with regard to an issuance of Notes, an Agent purchasing such Notes shall be deemed to be acting as Agent and not as Purchaser with

                                      -6-

regard to such issuance. The Purchaser's commitment to purchase Notes as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties, covenants and agreements of the
Company herein contained and shall be subject to the terms and conditions set forth in this Agreement and any further terms and conditions set forth in such
Terms Agreement. Each Terms Agreement shall specify the principal amount of
Notes to be purchased by the Purchaser pursuant thereto, the price to be paid to the Company for such Notes, the currency or currency unit in which such Notes shall be denominated, the rate at which interest, if any, will be paid on the
Notes (and whether such rate of interest shall be fixed or floating), the time the Company and the Purchaser have agreed is immediately prior to or at the time when sales of such Notes will first be confirmed orally or in writing (the "Time of Sale"), the date of delivery of and payment for such Notes (the "Purchase
Date"), and such other provisions (including further terms of the Notes) as may be mutually agreed upon. Each such Terms Agreement shall also specify the requirements for the opinions of counsel and the certificate of the Company or its officers pursuant to Sections 4(d) and 4(f) hereof and the requirements, if any, for the letter(s) from the Company's independent registered public accounting firm pursuant to Section 4(c) hereof. In addition, each such Terms
Agreement shall also specify whether such Notes are to be listed on any stock exchange.

            Delivery of the certificates for Notes sold to a Purchaser pursuant to any Terms Agreement shall be made as agreed to between the Company and the
Purchaser as set forth in the respective Terms Agreement, not later than the
Purchase Date set forth in such Terms Agreement, against payment of immediately available funds to the Company in the net amount due to the Company for such
Notes by the method and in the form set forth in the respective Terms Agreement.

            (c) The documents required to be delivered by Section 4 hereof shall be delivered to the office of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Agents, at 2445 M Street, N.W., Washington, DC 20037 on the date hereof, or such other places as the parties may agree.

            (d) The Company, without the consent of the Agents, may appoint additional firms or corporations to become Agents hereunder and within the meaning of this Agreement upon the execution by the Company and each such firm or corporation of an agreement to the effect that such firm or corporation shall have all the rights and obligations of an Agent hereunder.

            (e) Each Agent agrees that it will comply with and make the representations and warranties in accordance with the provisions set forth in
Schedule S hereof, provided that (i) such provisions may be supplemented or modified by the agreement of the Company and the relevant Agent in relation to a specific issue of Notes as set forth in the relevant Pricing Supplement and (ii)
such provisions shall not apply if the relevant law or regulation in the relevant jurisdiction no longer applies and has not been replaced or modified by any different law or regulation.

            (f) (i) Each Term Sheet and each Alternative Issuer Free Writing
Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes to which such Term Sheet or
Alterative Issuer Free Writing Prospectus relates or until

                                      -7-

any earlier date that the Company notified or notifies the Agents as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the Notes, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. If at any time from the issuance of a Term Sheet or Alternative Issuer Free Writing Prospectus to the
completion of the distribution of the Notes there occurred or occurs an event or development as a result of which such Term Sheet or Alternative Issuer Free
Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Notes, the Company has promptly notified or will promptly notify the Agents and has promptly amended or will promptly amend or supplement, at its own expense, such Term Sheet or Alternative
Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Term
Sheet or Alternative Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Agent specifically for use therein. "Term Sheet" means a term sheet with respect to the final terms of the Notes substantially in the form of Exhibit C-1 or Exhibit C-2. "Alternative
Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 under the Act (other than the Term Sheet), relating to the
Notes that the Company and the Agents have agreed to, prior to the use thereof, in writing pursuant to Section 2(f)(ii) in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g).

            (ii) The Company represents and agrees that, unless it obtains the prior consent of the applicable Agents, it has not made and will not make any offer relating to the Notes that would constitute an "issuer free writing prospectus," as defined in Rule 433, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the
Commission, and each relevant Agent represents and warrants to, and agrees with, the Company and each other relevant Agent that, unless it obtains the prior consent of the Company and the Agents, it has not made and will not make any offer relating to the Notes that would constitute a "free writing prospectus" as defined in Rule 405 (except as provided below); provided that, prior to the use thereof, and the filing thereof, the prior consent of the Company and Agents shall be deemed to have been given in respect of any Term Sheet or Alternative
Issuer Free Writing Prospectus attached as a schedule to any applicable Terms
Agreement. Any such Term Sheet, or in the case of an Alternative Issuer Free
Writing Prospectus that the Company and the Agents have agreed in writing to use, prior to the use thereof, is hereinafter referred to as a "Permitted Free
Writing Prospectus." The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
The Company consents to the use by any Agent of a free writing prospectus that contains only (i) information describing the preliminary terms of the Notes or their offering or (ii) information that describes the final terms of the Notes or their offering and that is included in the final Term Sheet of the Company contemplated by Section 3(m).

            3. Covenants of the Company The Company covenants and agrees with each Agent that it will deliver to counsel for the Agents one signed copy of the
Registration Statement

                                      -8-

relating to the Notes, including all exhibits, in the form it became effective and of all amendments thereto and that:

            (a) The Company will advise counsel for the Agents promptly of any proposal to amend or supplement the Registration Statement or the
      Prospectus or to prepare any additional registration statement with respect to the registration of Notes, and in any case, prior to the termination of the offering of the Notes pursuant to this Agreement, will provide such Agent with a reasonable opportunity to comment thereon and will advise such Agent promptly of (x) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof or the additional registration statement or (y)
      receipt from the Commission of any notice of objection to the use of the
      Registration Statement or any post-effective amendment thereto pursuant to
      Rule 401(g)(2) under the Act by the Company and will use its best efforts to prevent the issuance of any such stop order or notice of objection and to obtain as soon as possible the withdrawal of such stop order or notice of objection, if issued. If the termination of the offering of the Notes pursuant to this Agreement has not occurred prior to the third anniversary
      (the "Renewal Deadline") of the initial effective date of the Registration
      Statement, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, and will use its reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will use its reasonable efforts to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. If the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, (iii)
      use its reasonable efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Agents of such effectiveness. The Company will use its reasonable efforts to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. The Company will promptly advise each Agent
      (i) when each supplement to the Prospectus shall have been filed with the
      Commission pursuant to Rule 424(b), (ii) when any amendment of the
      Registration Statement or the additional registration statement shall have been filed and become effective, (iii) when any Term Sheet or Alternative
      Issuer Free Writing Prospectus shall have been filed with the Commission pursuant to Rule 433, (iv) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or for any additional information, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                                      -9-

            (b) If, at any time when a Prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Company promptly will (i)
      notify each Agent to suspend the solicitation of offers to purchase the
      Notes and (ii) prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

            (c) The Company will file such reports pursuant to the Exchange Act and the Rules and Regulations thereunder, as are necessary in order to make generally available to its security holders as soon as practicable an earning statement within the meaning of Rule 158 under the Act for the purposes of, and to provide the benefits contemplated by the last paragraph of Section 11(a) of the Act.

            (d) The Company will furnish each Agent with copies of the
      Registration Statement, including all exhibits, the Prospectus and all amendments and supplements to such documents, including documents incorporated by reference therein, in each case as soon as available and in such quantities as are reasonably requested and so long as an Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

            (e) The Company will use its best efforts, in cooperation with the
      Agents, to qualify the Notes for sale under the applicable laws of such jurisdictions as the Agents may reasonably request and will continue such qualifications in effect so long as required for the sale of the Notes hereunder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities or to execute or file any consents to service of process under the laws of any such state. Counsel for the Agents shall provide or cause to be provided to the Agents, annually, a "blue sky" memorandum relating to its debt securities of the Company registered under the Registration Statement.

            (f) The Company covenants and agrees with each Agent that the
      Company will pay or cause to be paid the following: (i) the fees and expenses of the Company's counsel and accountants in connection with the registration of the Notes under the Act and all other expenses in connection with the registration of the Notes under the Act and all other expenses in connection with the preparation, printing and filing of the
      Registration Statement, any preliminary prospectus, any Term Sheet or
      Alternative Issuer Free Writing Prospectus, the Prospectus and any Pricing
      Supplement and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) all reasonable and necessary fees and expenses of counsel for the Agents in connection with any issuance of the Notes to investors through each such
      Agent, which fees and expenses are incurred subsequent to the date hereof, unless otherwise agreed to between the Company and the Agents; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in

                                      -10-

      Section 3(e) hereof, including fees and disbursements in connection with such qualification and in connection with "blue sky" and "blue sky"
      surveys; (iv) any fees charged by securities rating services for rating the Notes; (v) any filing fees incident to any required review by the
      National Association of Securities Dealers, Inc. of the terms of the sale of the Notes; (vi) the cost of preparing the Notes; (vii) any advertising connected with the solicitation of offers to purchase and the sale of
      Notes so long as such advertising expenses have been approved by the
      Company; (viii) the cost of providing any CUSIP, ISIN, common code or other identification numbers for the Notes; and (ix) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this paragraph. Except as provided in Section 5 hereof, each Agent shall pay all other expenses it incurs.

            (g) Each time the Registration Statement or the Prospectus is amended or supplemented, including by the filing with the Commission of any document incorporated by reference into the Prospectus (other than by an amendment or supplement (i) relating to an offering of securities other than the Notes, (ii) consisting of additional exhibits to the Registration
      Statement filed in a Current Report on Form 8-K or a Post-Effective
      Amendment to the Registration Statement filed pursuant to Rule 462(d)
      under the Act, (iii) providing solely for the specification of the terms of the Notes (excluding (a) any change in the formula by which interest rates on the Notes may be determined and (b) any information relating to
      Specified Currencies (as defined in the Prospectus) other than U.S.
      dollars), or (iv) occurring due to incorporation by reference of a Form
      10-Q or Form 10-K of the Company), the Company, upon the request of an
      Agent, will deliver or cause to be delivered forthwith to such Agent a certificate of the Company signed by the principal financial or accounting officer of the Company, dated the date of the effectiveness of such amendment or the date of filing of such supplement (or document incorporated by reference), in form reasonably satisfactory to such Agent, to the effect that the statements contained in the certificate referred to in Section 4(f) hereof that was last furnished to the Agents (either pursuant to Section 4(f) hereof or pursuant to this Section 3(g)) are true and correct at the time of the effectiveness of such amendment or the filing of such supplement (or document incorporated by reference) as though made at and as of such time (except that (i) the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission shall be substituted for the corresponding date in such certificate and (ii) such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement (or document incorporated by reference)) or, in lieu of such certificate, a certificate substantially in the form of the certificate referred to in Section 4(f) hereof but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the
      Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement (or document incorporated by reference); provided, however, that such certificate need not be furnished with respect to an amendment or supplement (or document incorporated by reference) deemed immaterial in the reasonable opinion of such Agent.

                                      -11-

            (h) Each time the Registration Statement or the Prospectus is amended or supplemented, including by the filing with the Commission of any document incorporated by reference into the Prospectus, the Company, upon the request of an Agent, shall furnish or cause to be furnished forthwith to such Agent the written opinion or opinions of Robert J.
      Ingato, General Counsel of the Company, and/or Shearman & Sterling LLP, or
      other counsel of the Company reasonably satisfactory to such Agent;
      provided, however, that such opinions need not be furnished with respect to an amendment or supplement (or document incorporated by reference) (i)
      relating to an offering of securities other than the Notes, (ii)
      consisting of additional exhibits to the Registration Statement filed in a
      Current Report on Form 8-K or a Post-Effective Amendment to the
      Registration Statement filed pursuant to Rule 462(d) under the Act (iii)
      providing solely for the specification of the terms of the Notes
      (excluding (a) any change in the formula by which interest rates on the
      Notes may be determined and (b) any information relating to Specified
      Currencies other than U.S. dollars), or (iv) occurring due to incorporation by reference of a Form 10-Q or Form 10-K of the Company. Any such opinion shall be dated the date of the effectiveness of such amendment or the date of filing of such supplement (or document incorporated by reference), in form satisfactory to the Agents, and shall be substantially in the form of the opinions referred to in Section 4(d)
      hereof but modified to relate to the Registration Statement and the
      Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement (or document incorporated by reference); provided, however, that such opinion need not be furnished with respect to an amendment or supplement (or document incorporated by reference) deemed immaterial in the reasonable opinion of such Agent. In lieu of such opinion, counsel last furnishing such an opinion to the
      Agents may furnish to the Agents a letter to the effect that the Agents may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance on such last opinion (except that statements in such last opinion will be deemed to relate to the
      Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement (or document incorporated by reference therein)).

            (i) Each time that the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Registration Statement or the Prospectus, the Company
      shall, upon request by an Agent, unless a letter is otherwise furnished pursuant to Section 3(o) hereof, cause its independent registered public accounting firm, forthwith to furnish such Agent a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement, in form satisfactory to such Agent, substantially in the form of the letter referred to in Section 4(c) hereof with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter.

            (j) Each acceptance by the Company of an offer to purchase Notes will be deemed to be a representation and warranty to the Agents that neither the Registration

                                      -12-

      Statement, the Prospectus nor the General Disclosure Package, as then amended or supplemented, includes any untrue statement of a material fact, or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (k) During the period from the date of any Terms Agreement with regard to a sale of Notes in aggregate amount of not less than $50 million to a Purchaser and continuing to and including the Purchase Date for such
      Notes, the Company will not offer, sell, contract to sell or otherwise dispose of debt securities of the Company in the United States which are substantially similar to such Notes, without the prior written consent of the Purchaser.

            (l) The Company, during the period when the Prospectus is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or
      15(d) of the Exchange Act.

            (m) The Company will prepare with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a final Term Sheet, containing solely a description of the Notes, substantially in the form of
      Exhibit C-1 or Exhibit C-2 hereto and approved by the Agents and will file such Term Sheet and, if agreed to in writing by the Company and the
      Agents, any Alternative Issuer Free Writing Prospectus pursuant to Rule
      433(d) under the Act within the time period prescribed by such Rule.

            (n) The Company will prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will timely file such Pricing Supplement pursuant to Rule 424(b) under the
      Act.

            (o) The Company will pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) under the
      Act without regard to the proviso therein and otherwise in accordance with
      Rules 456(b) and 457(r) under the Act.

            (p) If required by Rule 430B(h) under the Act, the Company will prepare and file a prospectus pursuant to Rule 424(b) under the Act not later than may be required by such Rule; provided, however that to the extent such prospectus names one or more Agents, the Company will not file such prospectus without the prior approval of the Agents which consent shall not be unreasonably withheld.

            (q) The Company, in relation to any Notes that are to be listed on any stock exchange will use its best efforts to arrange the admission to listing of such Notes on such stock exchange and to maintain such listing until the relevant Notes are no longer outstanding; provided that if it should become impracticable or unduly burdensome to maintain any such listing, the Company will use its best efforts to arrange and maintain such listing for the relevant Notes on such other stock exchange as it and the relevant Agent(s) may agree.

            (r) The Company will make available to each Agent as soon as practicable, but not later than 60 days after the close of each of the first three fiscal quarters of each fiscal

                                      -13-

      year of the Company and 135 days after the close of each fiscal year of the Company, each of the following, each of which shall be dated as of the date of the close of such fiscal quarter or fiscal year a letter of the
      Company's independent registered public accounting firm, substantially in the form of the letter referred to in Section 4(c). If requested by any
      Agent, the Company will make available to each Agent as soon as practicable, not later than 60 days after the close of each of the first three fiscal quarters of each fiscal year of the Company or 135 days after the close of each fiscal year of the Company: (i) the written opinion or opinions of Robert J. Ingato, General Counsel of the Company, and Shearman
      & Sterling LLP, or other counsel of the Company reasonably satisfactory to the Agents, in form satisfactory to the Agents, substantially in the form of the opinions referred to in Section 4(d) (which opinions may be in the form of a confirmation that the opinions delivered the date hereof pursuant to Section 4(d) remain in effect without modification) and (ii) a certificate of the principal financial or accounting officer of the
      Company substantially in the form of the certificate referred to in
      Section 4(f).

            4. Conditions of the Obligations of the Agents The obligations of any Agent, as agent of the Company, at any time to solicit offers to purchase the Notes, and the obligation of any Agent to purchase Notes as a Purchaser pursuant to any Terms Agreement, will be subject to the accuracy, as of the date hereof, as of the date of the effectiveness of any amendment to the Registration
Statement (including the filing of any document incorporated by reference into the Prospectus), as of the date any supplement to the Prospectus is filed with the Commission, as of the Time of Sale and as of the time of delivery of Notes to any purchaser or to the Agents as Purchaser, of the representations and warranties on the part of the Company herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated in such Terms Agreement by reference), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent
(other than the conditions specified in clauses (w), (x), (y) and (z) of paragraph (b)(ii) below, which are conditions precedent to, and only to, the obligations of an Agent to purchase Notes as a Purchaser pursuant to a Terms
Agreement):

            (a) The Prospectus as amended or supplemented in relation to the
      Notes shall have been filed with the Commission pursuant to Rule 424(b)
      under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section
      3(n) hereof; any final Term Sheet or Alternative Issuer Free Writing
      Prospectus contemplated by Section 3(m) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or such Agent, shall be contemplated by the Commission; and no notice of objection of the
      Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; and all requests for additional information on the part of the Commission shall have been complied with to the Agents'
      reasonable satisfaction.

                                      -14-

            (b) (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus or the Time of
      Sale with respect to any Note or, if applicable, the date of any Terms
      Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business, properties, financial condition or results of operations of the Company or its subsidiaries the effect of which is, in the reasonable judgment of such
      Agent (which, in the case of any syndicated offering, shall be the lead manager(s)), so material and adverse to the Company so as to make it impracticable or inadvisable to proceed with the soliciting of offers to purchase the Notes as contemplated by the Registration Statement and the
      Prospectus; and (ii) subsequent to the sale date with respect to any Note or, if applicable, the date of any Terms Agreement, (v) no public announcement shall have been given of any intended or potential downgrading or withdrawal in the credit rating accorded any of the
      Company's debt securities, or no credit rating of any debt securities of the Company shall have been lowered or withdrawn, by Moody's Investors
      Service, Standard & Poor's Ratings Services or Fitch, Inc., (w) trading of securities generally on the New York Stock Exchange or the National
      Association of Securities Dealers Automated Quotations System, or any
      exchange on which the Notes may be listed, shall not have been suspended or materially limited, (x) a general moratorium on commercial banking activities shall not have been declared by either federal or state authorities, or if a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred, (y) trading of any securities of the Company shall not have been suspended on any exchange or in any over-the-counter market and (z) there shall not have occurred any outbreak or escalation of hostilities or national emergency or other calamity or crisis the effect of which on the financial markets of the United States is, in the judgment of such Agent
      (which, in the case of any syndicated offering, shall be the lead manager(s)), such as to make it impracticable or inadvisable to market the
      Notes.

            (c) Such Agent shall have received a letter, dated as of the date hereof, and in connection with its purchase of Notes as a Purchaser pursuant to a Terms Agreement, dated as of the Purchase Date, of the
      Company's independent registered public accounting firm, confirming that they are an independent registered public accounting firm within the meaning of the Act and the published Rules and Regulations and to the effect that (i) in their opinion, the financial statements and financial schedules examined by them and included in the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published Rules and Regulations,
      (ii) on the basis of their review (which does not constitute an examination of financial statements in accordance with procedures specified by the Public Company Accounting Oversight Board (United States)
      (the "PCAOB") ) of the financial statements referred to below, inquiries of officials of the Company responsible for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that (w) any unaudited consolidated condensed financial statements included in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the
      Exchange Act as it applies to Forms 10-Q or 8-K and the related published
      Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the
      Prospectus, or (x) with respect to the period after the date of the most

                                      -15-

      recent financial statements incorporated in the Registration Statement and the Prospectus, there were any changes, when compared to the most recent internal balance sheet, in the capital stock or increase in total debt of the Company or any decreases in the consolidated total assets, finance receivables, reserve for credit losses or shareholders' equity of the
      Company as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or (y) with respect to the period after the date of the most recent financial statements included or incorporated in the
      Registration Statement and the Prospectus and subsequent to the most recent internal balance sheet through a specified date not more than five business days prior to the date of the letter there were any changes in the capital stock or increase in total debt of the Company or any decrease in the consolidated total assets, finance receivables, reserve for credit losses or shareholders' equity of the Company as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus (if the
      Company is unable to quantify any such decrease, a statement to that effect will be included in the letter), or (z) for the period from the date of the most recent financial statements incorporated in the
      Registration Statement and the Prospectus to such specified date there were any quantifiable decreases, as compared with the corresponding period in the preceding year, in consolidated finance income or net income of the
      Company (if the Company is unable to quantify any such decrease, a statement to that effect will be included in the letter), except in all instances for changes or decreases which the Prospectus disclosed have occurred or may occur or which are described in such letter and (iii) they have compared specific dollar amounts (or percentages derived from such dollar amounts) and other financial information included in the Prospectus
      (in each case to the extent that such dollar amounts or percentages or other financial information are derived from the general accounting records of the Company and consolidated subsidiaries which are subject to the internal controls of the accounting systems of the Company and consolidated subsidiaries or are derived directly from such records by analysis or computation, and are not directly traceable to the publicly available audited consolidated financial statements of the Company or unaudited condensed financial statements contained in its reports on Forms
      10-Q or 8-K) with the results obtained from inquiries, a reading of such general accounting records of the Company and consolidated subsidiaries and other procedures specified in such letter and have found such dollar amounts and percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter. All financial statements included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

            (d) Such Agent shall have received an opinion of Shearman & Sterling
      LLP (or other counsel of the Company reasonably satisfactory to such
      Agent) and of Robert J. Ingato, General Counsel of the Company, each dated as of the date hereof, the form of which is attached hereto as Exhibit A-1 and Exhibit A-2, respectively, and in connection with its purchase of
      Notes as a Purchaser pursuant to a Terms Agreement, dated as of the
      Purchase Date, of Robert J. Ingato, General Counsel of the Company, the
      form of which is attached hereto as Exhibit A-2 and of Shearman & Sterling
      LLP (or other counsel of the Company reasonably satisfactory to such
      Agent), the form of which is attached hereto as Exhibit A-3.

                                      -16-

            (e) The Agents shall have received from Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Agents, such opinion or opinions, dated as of the date hereof, and in connection with its purchase of Notes as a
      Purchaser pursuant to a Terms Agreement, dated as of the Purchase Date, with respect to the Indentures, the Registration Statement, the Prospectus
      and other related matters as they may require and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (f) Such Agent shall have received a certificate, dated as of the date hereof, and in connection with its purchase of Notes as a Purchaser pursuant to a Terms Agreement, a certificate dated as of the Purchase Date of the principal financial or accounting officer of the Company in which such officer shall state, to the best of his knowledge after reasonable investigation, (i) that the representations and warranties of the Company in this Agreement are true and correct as of the date of such certificate,
      (ii) that the Company has complied with all agreements and satisfied all conditions to the obligation of such Agent to solicit offers to purchase the Notes, (iii) that no stop order suspending the effectiveness of the
      Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, (iv) no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company,
      (v) that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, financial condition or results of operations of the Company or its subsidiaries, except as set forth in or contemplated by the Prospectus and (vi) that such officer has reviewed each agreement or instrument to which the Company is a party or by which it is bound which contains any covenant or restriction which limits or restricts the Company's freedom to incur indebtedness, that the issuance and sale by the Company of the Notes would not result in a breach of, or constitute a default under, the provisions of any of such agreements or instruments and that, with respect to any Notes in respect of which such covenants or restrictions apply, attached thereto are calculations demonstrating that, based upon the Company's latest available financial statements, the issuance and sale of such Notes would not result in a breach of, or constitute a default under, the provisions of any of such agreements or instruments.

            (g) The Agents shall have received from Shearman & Sterling LLP, counsel for the Company, an opinion or opinions, dated as of the date hereof, and in connection with its purchase of Notes as a Purchaser pursuant to a Terms Agreement, dated as of the Purchase Date, to the effect that, as of the date hereof, the description of United States
      Federal income tax consequences set forth under "Material U. S. Federal
      Income Tax Consequences" in the Prospectus Supplement is accurate in all material respects.

The Company will furnish each Agent with such conformed copies of such opinions, certificates, letters and documents as it reasonably requests.

            In the event that, after the date hereof, the Company files any further registration statements for the purpose of registering Notes and in connection with which this Agreement is

                                      -17-

included or incorporated by reference as an exhibit, the Company shall (i)
promptly comply with its obligations and take any steps as are required to be taken by it pursuant to Sections 3(a), (d), (e) and (f) and (ii) after such registration statement shall have become or been declared effective by the
Commission and at the time and on the date as shall be mutually agreed by the
Company and the Agents, deliver to each Agent and its counsel the opinions, certificates, letters and other documents required to be delivered pursuant to paragraphs (c), (d), (e) and (f) of this Section 4, provided that none of the
Agents will solicit offers to purchase the Notes registered pursuant to such registration statement until such opinions, certificates, letters and other documents shall have been so delivered.

            In addition to the foregoing, the obligation of any person who has agreed to purchase Notes through an Agent to consummate such purchase at the time designated therefor is subject to the condition precedent that such Agent has not chosen to cease soliciting offers to purchase Notes at such time owing to failure of the conditions precedent to such solicitation as provided above.

            5. Indemnification and Contribution

            (a) The Company agrees to indemnify, defend and hold harmless you and any person who controls you within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, you or any such other indemnified person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any General Disclosure Package, the
Prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any alleged untrue statement of a material fact contained (i) therein in conformity with information furnished in writing by you to the Company expressly for use in any of such documents or (ii) in any Form T-1 Statement of
Eligibility under the Trust Indenture Act of any Trustee or arises out of or is based upon any alleged omission to state therein a material fact in connection with such information required to be stated therein or necessary to make such information not misleading. The Company's agreement to indemnify you or any such other indemnified person as aforesaid is expressly conditioned upon it being notified of the action in connection therewith brought against you or such controlling person by letter or telegram or other facsimile transmission addressed to the Company with reasonable promptness after the first legal process which discloses the nature of the liability or claim shall have been served upon you or such controlling person (or after it shall have received notice of such service upon any agent designated by it), but failure so to notify the Company shall not relieve the Company from any liability which it may have to you or to such other indemnified person otherwise than on account of the indemnity agreement contained in this Section 5.

            The Company shall assume the defense of any suit brought to enforce any such liability or claim, including the employment of counsel satisfactory to you and the payment of all expenses. You or such other indemnified person against whom such suit is brought shall have the right to employ one separate counsel in any such suit and participate in the defense thereof, but

                                      -18-

the fees and expenses of such counsel shall be at your expense or the expense of such controlling person unless (i) the employment of such counsel has been specifically authorized by the Company or (ii) the named parties to any such suit (including any impleaded parties) include you or such controlling person and the Company and you or such other indemnified person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case the Company shall not have the right to assume the defense of such action on your behalf or on the behalf of such other indemnified person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and any required local counsel) for you and such other indemnified persons, which firm (and local counsel, if any) shall be designated in writing by you. The Company shall not be liable for any settlement of any such action effected without its consent (which will not be unreasonably withheld or delayed).

            The Company agrees to notify you with reasonable promptness of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issue and sale of the Notes or with the Registration Statement or Prospectus.

            (b) You represent and warrant that the information furnished in writing by you to the Company expressly for use with reference to you in the
Registration Statement or the Prospectus does not contain any untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated in the Registration Statement or the
Prospectus or necessary to make such information not misleading.

            You severally agree to indemnify, defend and hold harmless the
Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act
from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any other indemnified person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration
Statement, any General Disclosure Package, the Prospectus or any amendment or supplement thereto which is in reliance on and in conformity with information furnished in writing by you to the Company expressly for use with reference to you, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in any of such documents or necessary to make such information not misleading. Your agreement to indemnify the Company and any other indemnified person as aforesaid is expressly conditioned upon your being notified of the action in connection therewith brought against the Company or any other indemnified person by letter, telegram, or facsimile transmission addressed to it at its address furnished to the Company for the purpose, with reasonable promptness after the first legal process which discloses the nature of the liability or claim shall have been served upon the Company or any other indemnified person (or after the Company or any such person shall have received notice of such service on any agent designated by the Company or any such person), but failure so to notify you shall not relieve you from any liability which you may have to the

                                      -19-

Company or any other indemnified person otherwise than on account of the indemnity agreement contained in this Section 5.

            You shall assume the defense of any suit brought to enforce any such liability or claim, including the employment of counsel satisfactory to the
Company or such other person and the payment of all expenses. The Company or other indemnified person against whom such suit is brought shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Company or such other indemnified person unless (i) the employment of such counsel has been specifically authorized by you or (ii) the named parties to any suit (including any impleaded parties) include the Company or such other indemnified person and you, and the Company or such other indemnified person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to you, in which case you shall not have the right to assume the defense of such action on behalf of the Company or such other indemnified person, it being understood, however, that you shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and any required local counsel) for the Company and such person, which firm (and local counsel, if any) shall be designated in writing by the
Company. You shall not be liable for any settlement of any such action effected without your consent (which will not be unreasonably withheld or delayed).

            (c) If the indemnification provided for in this Agreement is unavailable to or insufficient to hold harmless an indemnified party under subsections (a) and (b) above for any reason other than as specified therein in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the
Company on the one hand and you on the other hand from the offering of the Notes to which such losses, expenses, liabilities or claims relate or (ii) if the allocation provided in clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of you on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds to the Company from sales of the Notes to which such losses, expenses, liabilities or claims relate bears to the aggregate commissions received by you pursuant to Section 2 hereof in connection with the sale of such Notes. The relative fault of the Company on the one hand and of you on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by you and the parties'
relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

                                      -20-

            The Company and you agree that it would not be just and equitable if contribution pursuant to this Agreement were determined by pro rata allocation
(even if you were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Agreement, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes to which such losses, expenses, liabilities or claims relate, placed by you exceeds the amount of the damages which you have otherwise been required to pay by reason of an untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Your obligations in this subsection (c) to contribute are several, in the same proportion which the amount of the Notes which are the subject of the action and which were distributed to the public through you pursuant to this Agreement bears to the total amount of such Notes distributed to the public through all of you pursuant to this Agreement, and not joint.

            The obligations of the Company and you under this Section 5 shall be in addition to any liability that the Company or you may otherwise have.

            6. Position of the Agent Except for purchases pursuant to Section
2(b) hereof, in soliciting offers to purchase the Notes, each Agent is acting individually and not jointly and is acting solely as agent for the Company, and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. Except for purchases pursuant to Section 2(b)
hereof, under no circumstances will such Agent be obligated to purchase any
Notes for its own account.

            7. Termination This Agreement may be terminated at any time either by the Company as to any Agent or, in the case of any Agent, by such Agent upon the giving of written notice of such termination to the other parties hereto. In the event of such termination, no party shall have any liability to the other parties hereto, except as provided herein and except that, if at the time of termination an offer to purchase any of the Notes has been accepted by the
Company but the time of delivery to the purchaser or its agent of the Note or
Notes relating thereto has not occurred, the Company's obligations provided herein shall not be terminated. In the case of purchases pursuant to Section
2(b) hereof, the Company's obligations pursuant to Section 3 hereof shall not be terminated so long as any Purchaser continues to hold the Note or Notes as principal for its own account or for resale to others.

            8. Representations, Warranties, Agreements, Indemnities and Other
Statements to Survive The respective representations, warranties, agreements, indemnities and other statements of the Company or its officers and of each
Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Agent or the Company or any of the officers, directors or controlling persons referred to above, and will survive delivery of and payment for the Notes. The provisions of
Sections 3(c), 3(f) and 5 hereof shall survive the termination or cancellation of this Agreement.

                                      -21-

            9. Notices All communications hereunder will be in writing and will be mailed, delivered or telegraphed and confirmed to the party receiving such communication at its address indicated below:

            CIT Group Inc.
            1 CIT Drive
            Livingston, New Jersey 07039
            Attention: Robert J. Ingato, Executive Vice President and General
            Counsel

            Lehman Brothers Inc.
            745 Seventh Avenue
            New York, New York 10019
            Attention: Medium-Term Note Desk
            Telephone: (212) 526-9664
            Telecopy: (212) 526-0943

            Banc of America Securities LLC
            9 West 57th Street
            New York, New York 10019
            Attention: Rock Fu
            Telephone: (212) 847-6434
            Telecopy: (212) 847-5184

            with a copy to:

                  Lily Chang
                  Banc of America Securities LLC
                  40 West 57th Street, 27th Floor
                  New York, New York 10019
                  Telephone: (646) 313-8798
                  Telecopy: (212) 901-7881

            Barclays Capital Inc.
            200 Park Avenue
            New York, New York 10166
            Attention: MTN Trading
            Telephone: (212) 412-2663
            Telecopy: (212) 412-7305

            with a copy to:

                  Pamela Kendall
                  Barclays Capital Inc.
                  200 Park Avenue
                  New York, New York 10166

                                      -22-

                  Telephone: (212) 412-7606
                  Telecopy: (212) 412-7680

            Bear, Stearns & Co. Inc.
            383 Madison Avenue
            New York, New York 10179
            Attention: Jonathan Lieberman
            Telephone: (212) 272-2703
            Telecopy: (917) 849-1160

            BNP Paribas Securities Corp.
            787 Seventh Avenue
            New York, New York 10019
            Attention: Debt Capital Markets
            Telephone: (212) 841-3320
            Telecopy: (212) 841-3930

            Citigroup Global Markets Inc.
            388 Greenwich Street
            New York, New York 10013
            Attention: Medium-Term Note Department
            Telephone: (212) 816-5831
            Telecopy: (212) 816-0949

            Credit Suisse Securities (USA) LLC
            11 Madison Avenue
            New York, New York 10010
            Attention: Short and Medium-Term Finance Department
            Telephone: (212) 325-7198
            Telecopy: (212) 743-5825

            with a copy to:

                  Helena Willner
                  11 Madison Avenue
                  New York, New York 10010

            Deutsche Bank Securities Inc.
            60 Wall Street
            New York, New York 10005
            Attention: Debt Capital Markets
            Telephone: (212) 250-8587
            Telecopy: (212) 797-2202

            Goldman, Sachs & Co.
            85 Broad St.
            27th Floor
            New York, New York 10004

                                      -23-

            Attention: Nick Philip
            Telephone: (212) 902-2525
            Telecopy: (212) 902-3000

            HSBC Securities (USA) Inc.
            452 Fifth Avenue
            New York, New York 10018
            Attention: Medium Term Notes Desk
            Telephone: (212) 525-3142
            Telecopy: (212) 525-0238

                      with a copy to:

                  HSBC Securities (USA) Inc.
                  452 Fifth Avenue, 3rd Floor
                  New York, New York 10018
                  Attention: Andrew S. Lazerus
                  Telephone: (212) 525-3456
                  Telecopy: (646) 366-3338

            J.P. Morgan Securities Inc.
            270 Park Avenue, 8th Floor
            New York, New York 10017
            Attention: Transaction Execution Group
            Telephone: (212) 834-5710
            Telecopy: (212) 834-6702

            LaSalle Financial Services, Inc.
            55 East 52nd Street
            New York, New York 10055
            Attention: Rob Silverschotz
            Telephone: (212) 409-6862
            Telecopy: (212) 409-7303

            Merrill Lynch, Pierce, Fenner & Smith Incorporated
            4 World Financial Center, 15th Floor
            New York, New York 10080
            Attention: Global Transaction Management Group - Scott Primrose
            Telephone: (212) 449-7476
            Telecopy: (212) 449-2234

            Morgan Stanley & Co. Incorporated
            1585 Broadway, 4th Floor
            New York, New York 10036
            Attention: Manager - Continuously Offered Products
            Telephone: (212) 761-2825

                                      -24-

            Telecopy: (212) 507-2409

                     with a copy to:

                  Morgan Stanley & Co. Incorporated
                  1585 Broadway, 29th Floor
                  New York, New York 10036
                  Attention: Investment Banking Information Center
                  Telephone: (212) 761-7830
                  Telecopy: (212) 507-2705

            UBS Securities LLC
            677 Washington Boulevard
            Stamford, Connecticut 06901
            Attention: Fixed Income Syndicate
            Telephone: (203) 719-1088
            Telecopy: (203) 719-0495

            Wachovia Capital Markets, LLC
            301 South College Street
            Charlotte, North Carolina 28288-0602
            Attention: Travis Barnes
            Telephone: (704) 715-8407
            Telecopy: (704) 383-9165

            10. Successors This Agreement will inure to the benefit of and be binding upon the parties hereto, the officers, directors and controlling persons referred to in Section 5 hereof and their respective heirs, executors, administrators, successors and assigns, and no other person will have any right or obligation hereunder except as provided in the first paragraph of this
Agreement.

            11. Governing Law; Counterparts This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This
Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

                                           Very truly yours,

                                           CIT GROUP INC.

                                           By /s/ Glen A. Votek
                                              ------------------
                                           Name:  Glen A. Votek
                                           Title: Executive Vice President
                                                  and Treasurer

                                      -25-

The foregoing is hereby
confirmed and accepted
as of the date specified above.

LEHMAN BROTHERS INC.

By /s/ Martin Goldberg
   ________________________________
Name: Martin Goldberg
Title: Senior Vice President

BANC OF AMERICA SECURITIES LLC

By /s/ Lily Chang
   ________________________________
Name: Lily Chang
Title: Principal

BARCLAYS CAPITAL INC.

By /s/  Pamela Kendall
   ________________________________
Name: Pamela Kendall
Title: Director

BEAR, STEARNS & CO. INC.

By /s/ Christopher O'Conner
   _________________________________
Name: Christopher O'Conner
Title: Senior Managing Director

BNP PARIBAS SECURITIES CORP.

By /s/ Janet Strickland
   _________________________________
Name: Janet Strickland
Title: Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

By /s/ Peter Kapp
   _________________________________
Name: Peter Kapp
Title: Director

CREDIT SUISSE SECURITIES (USA) LLC

                                      -26-

By /s/ Michael Cummings
   -------------------------------------
Name: Michael Cummings
Title: Vice President

DEUTSCHE BANK SECURITIES INC.

By /s/ Erich Mauff
   -------------------------------------
Name: Erich Mauff
Title: Managing Director

By /s/ Marc Fratepietro
   -------------------------------------
Name: Marc Fratepietro
Title: Director

GOLDMAN, SACHS & CO.

By /s/ Goldman, Sachs & Co.
   -------------------------------------
   (Goldman, Sachs & Co.)

HSBC SECURITIES (USA) INC.

By /s/ Andrew Lazerus
   -------------------------------------
Name: Andrew Lazerus
Title: Senior Vice President

J.P. MORGAN SECURITIES INC.

By /s/ Robert Bottamedi
   -------------------------------------
Name: Robert Bottamedi
Title: Vice President

LASALLE FINANCIAL SERVICES, INC.

By /s/ Vincent Murray
   -------------------------------------
Name: Vincent Murray
Title: Managing Director

                                      -27-

MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED

By /s/ Gary Swidler
   --------------------------------
Name:  Gary Swidler
Title: Director

MORGAN STANLEY & CO. INCORPORATED

By /s/ Michael Fusco
  ---------------------------------
Name:  Michael Fusco
Title: Executive Director

UBS SECURITIES LLC

By /s/ Spencer Haimes
  ----------------------------------
Name:  Spencer Haimes
Title: Director

By /s/ Todd Mahoney
  ----------------------------------
Name:  Todd Mahoney
Title: Director

WACHOVIA CAPITAL MARKETS, LLC

By /s/ Dan Norton
  -----------------------------------
Name:  Dan Norton
Title: Director

                                      -28-

                                                                     Exhibit A-1

                    [MTN Opinion of Shearman & Sterling LLP]

      (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with corporate power and authority under such law to conduct its business as described in the Prospectus.

      (ii) The Global Selling Agency Agreement has been duly authorized, executed and delivered by the Company.

      (iii) Each of the Senior Indenture and Subordinated Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the applicable Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      (iv) When the final terms of the Senior Notes and the Subordinated Notes have been duly established and approved, and when such Senior Notes and
Subordinated Notes have been duly authorized and executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Senior
Indenture and Subordinated Indenture, as applicable, and delivered to and paid for by the purchasers thereof pursuant to the Global Selling Agency Agreement, the Senior Notes and the Subordinated Notes will constitute valid and binding obligations of the Company, entitled to the benefits of such Indenture and enforceable against the Company in accordance with their terms.

      (v) The statements in the Prospectus under the caption "Description of
Debt Securities" and "Description of Series A Notes," insofar as such statements constitute summaries of legal matters or documents referred to therein, fairly summarize in all material respects the legal matters or documents referred to therein.

      (vi) Each of the Senior Indenture and the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

      (vii) To our knowledge, as of the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act, and no proceedings for such purpose have been initiated or threatened by the
Commission.

      (viii) Each of the Registration Statement and the Prospectus (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom and the Trustee's
Statements of Eligibility on Form T-1, as to which we express no opinion)
appears on its face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the
Commission thereunder.

                                      -29-

      (ix) Each of the documents incorporated by reference in the Prospectus
(other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which we express no opinion), at the time it was filed with the Commission, appears on its face to have been appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Commission thereunder.

      (x) The execution and delivery by the Company of the Global Selling Agency
Agreement and the Indentures do not, and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby will not, (a) result in a violation of the Company's certificate of incorporation or by-laws, (b) result in a violation of Generally Applicable Law or (c) result in a breach of, a default under or the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company under, or result in or require the creation of any lien upon or security interest in any property of the Company pursuant to the terms of, any document or contract filed as an exhibit to (i) the Company's annual report on Form 10-K/A for the year ended December 31, 2004 or the Company's quarterly reports on Form 10-Q/A for the quarterly periods ended March 31, 2005, June 30, 2005 and September 30, 2005 pursuant to Items 601(b)(4) or 601(b)(10) of Regulation S-K under the Act and
(ii) the Company's Current Report on Form 8-K filed with the Commission on
December 22, 2005.

      (xi) The Company is not required to register as an investment company under the Investment Company Act of 1940, as amended.

      (xii) No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the due execution, delivery or performance by the Company of the Global Selling Agency Agreement and the Indentures, except as have been obtained and are in full force and effect under the Act or the Trust
Indenture Act or as may be required under the state securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Notes.

      The opinions set forth above in paragraphs (iii) and (iv) are subject to
(a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers), and (b) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

      No facts came to our attention which gave us reason to believe that (i)
the Registration Statement (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom and the Trustee's Statements of Eligibility on Form T-1, as to
which we have not been requested to comment), as of the date such Registration
Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom,

                                      -30-

as to which we have not been requested to comment), as of its date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                      -31-

                                                                     Exhibit A-2

                       [Opinion of CIT's General Counsel]

      (i) The Company is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction where its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of the Company.

      (ii) Each of the Company's subsidiaries that is a "significant subsidiary"
(as such term is defined in Rule 1-02 of Regulation S-X under the Act), is validly existing, has the corporate power to transact the business in which it is engaged, is duly qualified and in good standing as a foreign corporation in each of the several states and jurisdictions where its business requires such qualifications, where its business requires such licensing and where the failure to be so qualified or licensed would have a material adverse effect on the consolidated financial position and results of operations of the Company.

      (iii) To my knowledge there are no legal or governmental proceedings required to be described in the Prospectus which are not described as required, or any contracts or documents of a character required to be described in the
Registration Statement or Prospectus or to be filed as exhibits to the
Registration Statement which are not described and filed as required.

                                      -32-

                                                                     Exhibit A-3

                      [Opinion of Shearman & Sterling LLP]

      (i) The Company is a corporation duly incorporated, validly existing and in good standing under the law of the State of Delaware with corporate power and authority under such law to conduct its business as described in the Prospectus.

      (ii) The Company (a) has the corporate power to execute, deliver and perform its obligations under each of the Terms Agreement, the Global Selling
Agency Agreement, the Indenture, the Notes, the Registration Statement, the
Prospectus, including any prospectus supplement thereto and the Pricing
Supplement (each an "Opinion Document" and collectively, the "Opinion
Documents"), to which it is a party and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of its obligations under each Opinion Document to which it is a party.

      (iii) The execution and delivery by the Company of each Opinion Document to which it is a party do not, and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby will not, (a) result in a violation of the Company's certificate of incorporation or by-laws, (b) result in a violation of Generally Applicable Law or (c) result in a breach of, a default under or the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company under, or result in or require the creation of any lien upon or security interest in any property of the Company pursuant to the terms of, any document or contract filed as an exhibit, pursuant to Items 601(b)(4) or 601(b)(10) of Regulation S-K under the Act, to the Company's most recently filed annual report on Form 10-K or the
Company's quarterly reports on Form 10-Q for the quarterly periods ended since the filing date of the Company's most recently filed annual report on Form 10-K.

      (iv) No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party, except as have been obtained and are in full force and effect under the Act or the Trust Indenture
Act or as may be required under the state securities or "blue sky" laws of any jurisdiction in the United States in connection with the offer and sale of the
Notes.

      (iv) To our knowledge, as of the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act, and no proceedings for such purpose have been initiated or threatened by the
Commission.

      (v) Each of the Global Selling Agency Agreement and the Terms Agreement
has been duly executed and delivered by the Company.

      (vi) The Indenture has been duly executed and delivered and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      (vii) The Notes have been duly executed by the Company and, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Global

                                       -1-

Selling Agency Agreement and the Terms Agreement, the Notes will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

      (viii) The Company is not and, after giving effect to the issuance of the
Notes and the use of proceeds therefrom, as specified in the Prospectus, will not be required to register as an investment company under the Investment
Company Act of 1940, as amended.

      (ix) The Indenture has been duly qualified under the Trust Indenture Act.

      (x) The description of the Notes and the Indenture in the Prospectus, in
each case, insofar as such statements constitute summaries of legal matters or documents referred to therein, fairly summarize in all material respects the legal matters or documents referred to therein.

      The opinions set forth above in paragraphs (vii) and (viii) are subject to
(a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers), and (b) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

      No facts came to our attention which gave us reason to believe that (i)
the Registration Statement (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom and the Trustee's Statement of Eligibility on Form T-1, as to
which we have not been requested to comment), as of the date such Registration
Statement was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the prospectus relating to the Notes included in the Registration Statement and the prospectus supplement relating to the Notes heretofore filed with the Commission (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which we have not been requested to comment) together with the Term Sheet and/or any
Alternative Issuer Free Writing Prospectus, as of the Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the
Prospectus (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which we have not been requested to comment), as of its date, and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                       -2-

                                                                       EXHIBIT B

                                 CIT Group Inc.

                            Global Medium-Term Notes

                     Due 9 Months or More from Date of Issue

                                 TERMS AGREEMENT

                                                               ________ __, 20__

CIT Group Inc.
1 CIT Drive
Livingston, New Jersey 07039

Attention: ________

      Subject in all respects to the terms and conditions of the Global Selling
Agency Agreement dated _____________, 2006, among Lehman Brothers Inc., Banc of
America Securities LLC, Barclays Capital Inc., Bear, Stearns & Co. Inc., BNP
Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse
Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC
Securities (USA) Inc., J.P. Morgan Securities Inc., LaSalle Financial Services,
Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co.
Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC
(individually, an "Agent", and collectively, the "Agents") and you (the
"Agreement"), the undersigned agrees to purchase the following Notes of CIT
Group Inc.:

Aggregate Principal Amount:

Currency or Currency Unit:

Interest Rate or Method of Determining:

Date of Maturity:

Interest Payment Dates:

                                       -3-

Regular Record Dates:

Purchase Price: ________% of Principal Amount [plus accrued interest from
                ________, 20__]

Issue Price:

Time of Sale:

Closing Date:

Trustee, Authenticating and Paying Agent:

Method of Payment:

Modification, if any, in the
requirements to deliver the
documents specified in Sections
4(c), (d) or (f) of the Agreement:

Other terms:

      1. The Issuer hereby appoints [underwriters who are not a party to the
Agreement] as agents and principals (together with [underwriters who are a party to the Agreement], the "Underwriters") under the Agreement in connection with the purchase by the Underwriters of $[________] aggregate principal amount of
[ ] Notes due [_________] (the "Notes"). The Issuer agrees that, with respect to the Notes and regardless of whether such Underwriter was named as an Agent under the Agreement, the Underwriters shall be entitled to the benefit of the representations and warranties, agreements and indemnities (including contribution) by the Issuer in favor of the Agents set forth in the Agreement to the extent as if each such Underwriter had been named as Agent thereunder. In addition, the Issuer agrees that, regardless of whether such Underwriter was named as a Purchaser under the Agreement, the Underwriters' commitment to purchase the Notes shall be subject to the terms and conditions set forth in the
Agreement as if each such Underwriter had been named as Purchaser thereunder.
The Underwriters agree that, with respect to the Notes and regardless of whether such Underwriter was named as an Agent under the Agreement, the Issuer shall be entitled to the benefit of the representations and warranties, agreements and indemnities by the Agents in favor of the Issuer set forth in the Agreement to the extent as if each such Underwriter had been named as Agent thereunder.

      2. The Issuer agrees to sell to the Underwriters, and the Underwriters each severally agree to purchase the principal amount of the Notes set forth below opposite their respective names:

                                       -4-

                      Underwriters of Notes                Principal Amount
                      ---------------------                       of
                                                                 Notes
                                                                 -----
[______________].....................................     $
[______________].....................................
[______________].....................................
[______________].....................................

       Total.........................................     $

      3. The parties agree that for purposes of the Agreement the term sheet attached hereto as Schedule A shall constitute the Term Sheet, and neither the
Issuer nor any Underwriter has produced or issued any other "issuer free writing prospectus," as defined in Rule 433 under the Act, relating to the Notes in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g).

      4. If any Agent or Agents default in their obligations to purchase the
Notes agreed to be purchased by such Agent or Agents hereunder and the aggregate principal amount of Notes which such defaulting Agent or Agents agreed but failed to purchase does not exceed 10% of the total principal amount of Notes, the Agents may make arrangements satisfactory to the Issuer for the purchase of such Notes by other persons, including any of the Agents, but if no such arrangements are made by the Closing Date, the nondefaulting Agents shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes which such defaulting Agents agreed but failed to purchase.
If any Agent or Agents so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes and arrangements satisfactory to the Agents and the
Issuer for the purchase of such Notes by other persons are not made within 36 hours after such default, this Terms Agreement will terminate without liability on the part of any nondefaulting Agent or the Issuer, except that the Issuer will continue to be liable for the payment of expenses to the extent set forth in Section 3(f) of the Agreement. As used in this Terms Agreement, the term
"Underwriter" includes any person substituted for an Agent under this Section.
Nothing herein will relieve a defaulting Agent from liability for its default.

Listing:

                                       -5-

                                               [Name of Agent or Agents]

                                               BY: _____________]

                                               [Name of Agent or Agents]

                                               BY: _____________]

Accepted:

CIT Group Inc.

BY: _______________
    Title: ________

                                       -6-

                                                                     EXHIBIT C-1

                               FORM OF TERM SHEET

                                 FIXED RATE NOTE

                                                            Filed under Rule 433

                                                             File No. 333-131159

Issuer:                        CIT Group Inc.

Principal Amount:              $[ ]

Type:                          SEC Registered - Registration Statement
                               No. 333-131159

Proceeds to Issuer:            [ ]%

Underwriters' Commission:      [ ]%

Issue Price:                   [ ]%

Pricing Date:                  [ ]

Settlement Date:               [ ]

Maturity Date:                 [ ]

Interest Rate:                 [ ]

Spread to Treasury:            [ ]

[Benchmark Treasury]:          [ ]

[Yield to Maturity]:           [ ]

Specified Currency:            [ ]

Interest Payment Dates:        [ ]

Accrual of Interest:           [ ]

Minimum Denomination:          [ ]

                                       -7-

Exchange Listing:              [ ]

                               ------------------------

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [ ] toll free [ ].

                                       -8-

                                                                     EXHIBIT C-2

                               FORM OF TERM SHEET

                               FLOATING RATE NOTE

                                                            Filed under Rule 433

                                                             File No. 333-131159

Issuer:                        CIT Group Inc.

Principal Amount:              $[ ]

Type:                          SEC Registered - Registration Statement
                               No. 333-131159

Proceeds to the Issuer:        $[ ]

Underwriters' Commission:      [ ]%

Issue Price:                   [ ]%

Pricing Date:                  [ ]

Settlement Date:               [ ]

Maturity Date:                 [ ]

Specified Currency:            [ ]

Interest Payment Dates:        [ ]

First Payment Date:            [ ]

Accrual of Interest:           [ ]

Interest Rate Basis:           [ ]

Index Maturity:                [ ]

Spread:                        [ ]

                                       -9-

Interest Rate Calculation:     [ ]

Initial Interest Rate:         [ ]

Interest Reset Dates:          [ ]

Interest Determination Date:   [ ]

Calculation Date:              [ ]

Minimum Denomination:          [ ]

Maximum Interest Rate:         [ ]

Minimum Interest Rate:         [ ]

Exchange Listing:              [ ]

Other Provisions:              [ ]

                               ------------------------

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [ ] toll free [ ].

                                      -10-

                                                                      SCHEDULE I

                             Schedule of Indentures

Senior Indenture

      Indenture, dated as of January 20, 2006, between CIT Group Inc., a
      Delaware corporation and JPMorgan Chase Bank, N.A., as Trustee.

Subordinated Indenture

      Indenture, dated as of January 20, 2006, between CIT Group Inc., a
      Delaware corporation and JPMorgan Chase Bank, N.A., as Trustee.

                                      -11-

                                                                      SCHEDULE S

                              OFFERING RESTRICTIONS

      Each Agent agrees that it will not offer, sell, or deliver any of the
Notes, directly or indirectly, or distribute the Prospectus Supplement, the
Prospectus, any Pricing Supplement or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will, to the best of the Agent's knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on the
Company except as set forth in the Global Selling Agency Agreement.

European Economic Area

            In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") each
Agent has represented and agreed, and each further Agent appointed under the
Program will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation
Date, make an offer of Notes to the public in that Relevant Member State:

            (a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

            (b) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

            (c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000 as shown in its last annual or consolidated accounts;
or

            (d) at any time in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the
Prospectus Directive.

            For the purposes of this provision, the expression an "offer of
Notes to the public" in relation to any Notes in any Relevant Member State means to communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that
Member State by any measure implementing the Prospectus Directive in that Member
State

                                      -12-

and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

      Each Agent represents, agrees and covenants that it and each of its affiliates:

      1. No deposit taking: in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent)
for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and
Markets Act of 2000 (the "FSMA") by the Company;

      2. Financial promotion: it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not, or in the case of the
Company, would not, if it was not an authorized institution, apply to the
Company; and

      3. General compliance: it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any
Notes in, from or otherwise involving the United Kingdom.

                                      -13-

                                                                       EXHIBIT I

                                 CIT GROUP INC.

                Global Medium-Term Note Administrative Procedures

Global Medium-Term Notes (the "Senior Notes") and Global Medium-Term
Subordinated Notes (the "Subordinated Notes"; the Senior Notes and the
Subordinated Notes are referred to collectively herein as the "Notes"), Due 9
Months or More from Date of Issue are to be offered on a continuing basis by CIT
Group Inc. (the "Company"). Lehman Brothers Inc., Banc of America Securities
LLC, Barclays Capital Inc., Bear, Stearns & Co. Inc., BNP Paribas Securities
Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC,
Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Goldman, Sachs & Co.,
J.P. Morgan Securities Inc., LaSalle Financial Services, Inc., Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS
Securities LLC and Wachovia Capital Markets, LLC (individually, an "Agent", and collectively, the "Agents") have agreed to use reasonable best efforts to solicit purchases of the Notes. The Agents will not be obligated to purchase
Notes for their own accounts. The Notes are being sold pursuant to a Global
Selling Agency Agreement between the Company and the Agents dated January 20,
2006 (the "Selling Agency Agreement"), and have been, or prior to sale will be, registered with the Securities and Exchange Commission (the "Commission"). J.P.
Morgan Trust Company, National Association (the "Senior Trustee") is the trustee under the indenture described on Schedule I covering the Senior Notes (the
"Senior Indenture"). The Company may change or add trustees to Schedule I attached hereto with the consent of the Agents, which consent shall not be unreasonably withheld. J.P. Morgan Trust Company, National Association (the
"Subordinated Trustee") is the trustee under the indenture described on Schedule
I covering the Subordinated Notes (the "Subordinated Indenture"). The Senior
Indenture and the Subordinated Indenture are collectively referred to herein as the "Indentures". The Senior Trustee and the Subordinated Trustee, including any agent acting for them, are each referred to herein as a "Trustee". The banks listed on Schedule II attached hereto (individually, a "Bank" and collectively, the "Banks") may act as the registrars, paying agents, exchange rate agents and authenticating agents for the Notes. The Company may change or add banks to
Schedule II. The Company may appoint more than one Bank to act as the registrar, paying agent, exchange rate agent and authenticating agent, which Bank may or may not be the same as the Trustee for the Notes.

      Each Note will be represented by either a Global Note (as defined hereinafter) delivered to a Bank as agent for The Depository Trust Company
("DTC"), Clearstream Banking, societe anonyme ("Clearstream"), or Euroclear Bank
S.A./N.V. ("Euroclear") (each of DTC, Clearstream and Euroclear, a
"Depositary"), and recorded in the book-entry system maintained by the applicable Depositary (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note").
Only Notes denominated and payable in U.S. dollars may be issued as Book-Entry
Notes. An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

            The procedures to be followed during, and the specific terms of, the solicitation of offers to purchase by the Agents and the sale as a result thereof by the Company are explained

                                      -14-

below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents, the
Banks and the Trustees of those persons handling administrative responsibilities with whom the Agents, the Banks and the Trustees are to communicate regarding orders to purchase Notes and the details of their delivery.

            Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as adjusted in accordance with changes in the applicable Depositary's operating requirements, and
Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indentures and the Notes shall be used herein as therein defined.
Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as "Fixed Rate Notes". Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as "Floating Rate Notes". To the extent the procedures set forth below conflict with the provisions of the Notes, the Indentures, the applicable
Depositary's operating requirements or the Selling Agency Agreement, the relevant provisions of the Notes, the Indentures, the applicable Depositary's operating requirements or the Selling Agency Agreement, as the case may be, shall control.

                                     PART I

                          Administrative Procedures for
                                Book-Entry Notes

            In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, Clearstream or
Euroclear, one or more Banks will perform the custodial, document control and administrative functions described below with respect to particular Notes, in accordance with their respective obligations under a Letter of Representations from the Company and each such Bank to the applicable Depositary dated as of the date hereof, a Global Medium-Term Note Certificate Agreement between such Bank and the applicable Depositary, and the Banks' obligations as participants in such Depositary, including such Depositary's settlement procedures.

Issuance:                On any date of settlement (as defined under
                         "Settlement" below) for one or more Book-Entry Notes,
                         the Company will issue a single global Note in fully
                         registered form without coupons (a "Global Note")
                         representing up to $500,000,000 principal amount of all
                         such Book-Entry Notes that have the same original issue
                         date, original issue discount provisions, if any,
                         Interest Payment Dates, Record Dates, Interest Payment
                         Period, redemption or repayment provisions, if any,
                         Maturity Date, priority and, in the case of Fixed Rate
                         Notes, interest rate, or, in the case of Floating Rate
                         Notes, initial interest rate, interest rate basis,
                         Index Maturity, Interest Reset Period, Interest Reset
                         Dates, Spread or Spread Multiplier, if any, minimum
                         interest rate, if any, and maximum interest rate, if
                         any (collectively, the

                                      -15-

                         "Terms"). Each Global Note will be dated and issued as
                         of the date of its authentication by the Bank acting
                         as authenticating agent for such Note. Each Global
                         Note will bear an original issue date, which will be
                         (i) with respect to an original Global Note (or any
                         portion thereof), the original issue date specified in
                         such Global Note and (ii) following a consolidation of
                         Global Notes, with respect to the Global Note
                         resulting from such consolidation, the most recent
                         Interest Payment Date to which interest has been paid
                         or duly provided for on the predecessor Global Notes,
                         regardless of the date of authentication of such
                         resulting Global Note. No Global Note will represent
                         (i) both Fixed Rate Book-Entry Notes and Floating Rate
                         Book-Entry Notes or (ii) any Certificated Note.

Identification           The Company has arranged with the CUSIP Service Bureau
Numbers:                 of Standard & Poor's Corporation (the "CUSIP Service
                         Bureau") for the reservation of a series of CUSIP
                         numbers, which series consists of approximately 900
                         CUSIP numbers and relates to the Global Notes
                         representing Book-Entry Notes. The Company has obtained
                         from the CUSIP Service Bureau a written list of such
                         reserved CUSIP numbers and will assign CUSIP numbers to
                         Global Notes as described below under Settlement
                         Procedure "B" and communicate such assignment to the
                         applicable Bank and DTC. DTC will notify the CUSIP
                         Service Bureau periodically of the CUSIP numbers that
                         the Company has assigned to Global Notes. At any time
                         when fewer than 100 of the reserved CUSIP numbers
                         remain unassigned to the Global Notes, and, if it deems
                         necessary, the Company will reserve additional CUSIP
                         numbers for assignment to the Global Notes. Upon
                         assigning such additional CUSIP numbers, the Company
                         shall communicate such assignment to the applicable
                         Bank and DTC.

Registration:            Global Notes will be issued only in fully registered
                         form without coupons. Each Global Note will be
                         registered in the name of a nominee for the applicable
                         Depositary, on the securities register for the Notes
                         maintained under the applicable Indenture. The
                         beneficial owner of a Book-Entry Note (or one or more
                         indirect participants in the applicable Depositary
                         designated by such owner) will designate one or more
                         participants in the applicable Depositary (with respect
                         to such Book-Entry Note, the "Participants") to act as
                         agent or agents for such owner in connection with the
                         book-entry system maintained by the applicable
                         Depositary, and the applicable Depositary will

                                      -16-

                         record in book-entry form, in accordance with
                         instructions provided by such Participants, a credit
                         balance with respect to such beneficial owner in such
                         Book-Entry Note in the account of such Participants.
                         The ownership interest of such beneficial owner (or
                         such Participant) in such Book-Entry Note will be
                         recorded through the records of such Participants or
                         through the separate records of such Participants and
                         one or more indirect participants in such Depositary.

Transfers:               Transfers of a Book-Entry Note will be accomplished by
                         book entries made by the applicable Depositary and, in
                         turn, by Participants (and in certain cases, one or
                         more indirect participants in the applicable
                         Depositary) acting on behalf of beneficial transferors
                         and transferees of such Note.

Exchanges:               The applicable Bank may deliver to the applicable
                         Depositary and the CUSIP Service Bureau at any time a
                         written notice of consolidation (a copy of which shall
                         be attached to the resulting Global Note described
                         below) specifying (i) the CUSIP numbers of two or more
                         outstanding Global Notes that represent (A) Fixed Rate
                         Book-Entry Notes having the same Terms and for which
                         interest has been paid to the same date or (B) Floating
                         Rate Book-Entry Notes having the same Terms and for
                         which interest has been paid to the same date, (ii) a
                         date, occurring at least thirty days after such written
                         notice is delivered and at least thirty days before the
                         next Interest Payment Date for such Book-Entry Notes,
                         on which such Global Notes shall be exchanged for a
                         single replacement Global Note and (iii) a new CUSIP
                         number, obtained from the Company, to be assigned to
                         such replacement Global Note. Upon receipt of such a
                         notice, the applicable Depositary will send to its
                         participants (including such Bank) a written
                         reorganization notice to the effect that such exchange
                         will occur on such date. Prior to the specified
                         exchange date, such Bank will deliver to the CUSIP
                         Service Bureau a written notice setting forth such
                         exchange date and such new CUSIP number and stating
                         that, as of such exchange date, the CUSIP numbers of
                         the Global Notes to be exchanged will no longer be
                         valid. On the specified exchange date, such Bank will
                         exchange such Global Notes for a single Global Note
                         bearing the new CUSIP number and the CUSIP numbers of
                         the exchanged Global Notes will, in accordance with
                         CUSIP Service Bureau procedures, be canceled and not
                         immediately

                                      -17-

                         reassigned. Notwithstanding the foregoing, if the
                         Global Notes to be exchanged exceed $500,000,000 in
                         aggregate principal amount, one Global Note will be
                         authenticated and issued to represent each $500,000,000
                         of principal amount of the exchanged Global Notes and
                         an additional Global Note will be authenticated and
                         issued to represent any remaining principal amount of
                         such Global Notes (see "Denominations" below).

Maturities:              Each Book-Entry Note will mature on a date not less
                         than nine months after the settlement date for such
                         Note.

Denominations:           Book-Entry Notes will be issued in principal amounts of
                         $1,000 and integral multiples of $1,000 in excess
                         thereof, or, in the case of Foreign Currency Notes, in
                         the denominations indicated in the applicable Pricing
                         Supplement (defined below) to the Prospectus (defined
                         below). Global Notes will be denominated in principal
                         amounts not in excess of $500,000,000. If one or more
                         Book-Entry Notes having an aggregate principal amount
                         in excess of $500,000,000 would, but for the preceding
                         sentence, be represented by a single Global Note, then
                         one Global Note will be authenticated and issued to
                         represent each $500,000,000 principal amount of such
                         Book-Entry Note or Notes and an additional Global Note
                         will be authenticated and issued to represent any
                         remaining principal amount of such Book-Entry Note or
                         Notes. In such a case, each of the Global Notes
                         representing such Book-Entry Note or Notes shall be
                         assigned the same CUSIP number.

Interest:                General. Interest, if any, on each Book-Entry Note
                         will accrue from the original issue date for the first
                         interest period or the last date to which interest has
                         been paid, if any, for each subsequent interest period,
                         on the Global Note representing such Book-Entry Note,
                         and will be calculated and paid in the manner described
                         in such Book-Entry Note and in the Prospectus relating
                         to the Notes, dated January 19, 2006 of the Company, as
                         supplemented by a Prospectus Supplement, dated January
                         20, 2006 (together, and as further amended or
                         supplemented from time to time, the "Prospectus"), as
                         supplemented by the applicable final term sheet
                         reflecting the terms of such Note (the "Term Sheet")
                         and applicable Pricing Supplement (the "Pricing
                         Supplement"). Unless otherwise specified therein, each
                         payment of interest on a Book-Entry Note will include
                         interest accrued to but

                                      -18-

                         excluding the Interest Payment Date (provided that, in
                         the case of Floating Rate Book-Entry Notes which reset
                         daily or weekly, interest payments will include accrued
                         interest to and including the Record Date immediately
                         preceding the Interest Payment Date) or to but
                         excluding Maturity (other than a Maturity of a Fixed
                         Rate Book-Entry Note occurring on the 31st day of a
                         month, in which case such payment of interest will
                         include interest accrued to but excluding the 30th day
                         of such month). Interest payable at the Maturity of a
                         Book-Entry Note, other than on a day that would
                         otherwise be an Interest Payment Date, will be payable
                         to the person to whom the principal of such Note is
                         payable. Standard & Poor's Corporation will use the
                         information received in the pending deposit message
                         described under Settlement Procedure "C" below in order
                         to include the amount of any interest payable and
                         certain other information regarding the related Global
                         Note in the appropriate (daily or weekly) bond report
                         published by Standard & Poor's Corporation.

                         Record Dates. Unless otherwise specified in the
                         applicable Term Sheet and Pricing Supplement, the
                         Record Date with respect to any Interest Payment Date
                         shall be the date fifteen calendar days immediately
                         preceding such Interest Payment Date.

                         Interest Payment Dates on Fixed Rate Book-Entry Notes.
                         Unless otherwise specified pursuant to Settlement
                         Procedure "A" below, interest payments on Fixed Rate
                         Book-Entry Notes will be made semiannually on January
                         15 and July 15 of each year and at Maturity; provided,
                         however, that, unless otherwise specified in the
                         applicable Pricing Supplement, in the case of a Fixed
                         Rate Book-Entry Note issued between a Record Date and
                         an Interest Payment Date, the first interest payment
                         will be made on the Interest Payment Date following the
                         next succeeding Record Date.

                         Interest Payment Dates on Floating Rate Book-Entry
                         Notes. Unless otherwise specified in the applicable
                         Term Sheet and Pricing Supplement, interest payments
                         will be made on Floating Rate Book-Entry Notes monthly,
                         quarterly, semi-annually or annually and will be
                         payable on the dates established by the Company on the
                         date of issue and set forth therein and in the
                         applicable Term Sheet and Pricing Supplement; provided,
                         however, that if an Interest Payment Date for a
                         Floating Rate Book-Entry Note would

                                      -19-

                         otherwise be a day that is not a business day with
                         respect to such Floating Rate Book-Entry Note, such
                         Interest Payment Date will be the next succeeding
                         business day with respect to such Floating Rate
                         Book-Entry Note, except that in the case of a Floating
                         Rate Book-Entry Note for which the interest rate basis
                         is LIBOR, if such business day is in the next
                         succeeding calendar month, such Interest Payment Date
                         will be the immediately preceding business day; and
                         provided further, that in the case of a Floating Rate
                         Book-Entry Note issued between a Record Date and an
                         Interest Payment Date, the first interest payment will
                         be made on the Interest Payment Date following the next
                         succeeding Record Date.

                         Notice of Interest Rates. Promptly after each Interest
                         Determination Date for Floating Rate Book-Entry Notes,
                         the Company, as Calculation Agent, will notify the
                         applicable Bank and Standard & Poor's Corporation of
                         the interest rates determined on such Interest
                         Determination Date.

Calculation of           Fixed Rate Book-Entry Notes. Unless otherwise specified
Interest:                in the applicable Term Sheet and Pricing Supplement,
                         interest on Fixed Rate Book-Entry Notes (including
                         interest for partial periods) will be calculated on the
                         basis of a 360-day year of twelve 30-day months.

                         Floating Rate Book-Entry Notes. Interest rates on
                         Floating Rate Book-Entry Notes will be determined as
                         set forth in the form of Notes. Interest on Floating
                         Rate Book-Entry Notes, except as otherwise set forth
                         therein, will be calculated on the basis of actual days
                         elapsed and a year of 360 days, except that in the case
                         of a Floating Rate Book-Entry Note for which the
                         interest rate basis is the Treasury Rate, interest will
                         be calculated on the basis of the actual number of days
                         in the year.

Payments of Principal    Payment of Interest Only. Promptly after each Record
and Interest:            Date, the applicable Bank will deliver to the Company
                         and the applicable Depositary a written notice setting
                         forth, by CUSIP number, the amount of interest to be
                         paid on each Global Note on the following Interest
                         Payment Date (other than an Interest Payment Date
                         coinciding with Maturity) and the total of such
                         amounts. The applicable Depositary will confirm the
                         amount payable on each Global Note on such Interest
                         Payment Date by reference to the appropriate (daily or
                         weekly) bond reports published by Standard &

                                      -20-

                         Poor's Corporation. The Company will pay to such Bank
                         the total amount of interest due on such Interest
                         Payment Date (other than at Maturity), and such Bank
                         will pay such amount to the applicable Depositary, at
                         the times and in the manner set forth below under
                         "Manner of Payment". If any Interest Payment Date for a
                         Book-Entry Note is not a business day, the payment due
                         on such day shall be made on the next succeeding
                         business day and no interest shall accrue on such
                         payment for the period from and after such Interest
                         Payment Date, except as previously discussed with
                         respect to certain Floating Rate Book-Entry Notes for
                         which the interest rate basis is LIBOR.

                         Payments at Maturity. On or about the first business
                         day of each month, each Bank will deliver to the
                         Company and the applicable Depositary a written list of
                         principal and interest to be paid on each Global Note
                         for which such Bank is responsible and which will
                         mature (on a Maturity or Redemption Date or otherwise)
                         in the following month. The Company and the applicable
                         Depositary will confirm the amounts of such principal
                         and interest payments with respect to each such Global
                         Note on or about the fifth business day preceding the
                         Maturity of such Global Note. On or before Maturity,
                         the Company will pay to such Bank the principal amount
                         of such Global Note, together with interest due at such
                         Maturity. Such Bank will pay such amount to the
                         applicable Depositary at the times and in the manner
                         set forth below under "Manner of Payment". If any
                         Maturity of a Global Note representing Book-Entry Notes
                         is not a business day, the payment due on such day
                         shall be made on the next succeeding business day and
                         no interest shall accrue on such payment for the period
                         from and after such Maturity. Promptly after payment to
                         the applicable Depositary of the principal and interest
                         due at Maturity of such Global Note, such Bank will
                         cancel such Global Note in accordance with the
                         applicable Indenture and so advise the Company.

                         Manner of Payment. The total amount of any principal
                         and interest due on Global Notes on any Interest
                         Payment Date or at Maturity shall be paid by the
                         Company to the applicable Bank in immediately available
                         funds no later than 9:30 A.M. (New York City time), in
                         the case of Dollar Denominated Notes, or 9:30 A.M.
                         (London time), in the case of Foreign Currency Notes,
                         on such date. The Company will make such payment on
                         such Global Notes by instructing such Bank to withdraw
                         funds from an

                                      -21-

                         account maintained by the Company at such Bank or by
                         wire transfer to such Bank. The Company will confirm
                         any such instructions in writing to such Bank. Prior to
                         10:00 A.M. (New York City time), in the case of Dollar
                         Denominated Notes, or 10:00 A.M. (London time), in the
                         case of Foreign Currency Notes, on the date of Maturity
                         or as soon as possible thereafter, such Bank will pay
                         by separate wire transfer (using Fedwire message entry
                         instructions in a form previously specified by the
                         applicable Depositary) to an account at the Federal
                         Reserve Bank of New York previously specified by such
                         Depositary, in funds available for immediate use by the
                         Depositary, each payment of principal (together with
                         interest thereon) due on a Global Note on such date. On
                         each Interest Payment Date (other than at Maturity),
                         interest payments shall be made to the applicable
                         Depositary, in funds available for immediate use by the
                         Depositary, in accordance with existing arrangements
                         between the Bank and the Depositary. On each such date,
                         the applicable Depositary will pay, in accordance with
                         its operating procedures then in effect, such amounts
                         in funds available for immediate use to the respective
                         Participants in whose names the Book-Entry Notes
                         represented by such Global Notes are recorded in the
                         book-entry system maintained by the applicable
                         Depositary. None of the Company, the Trustees or such
                         Bank shall have any direct responsibility or liability
                         for the payment by the Depositary to such Participants
                         of the principal of and interest on the Book-Entry
                         Notes.

                         Withholding Taxes: The amount of any taxes required
                         under applicable law to be withheld from any interest
                         payment on a Book-Entry Note will be determined and
                         withheld by the Participant, indirect participant in
                         the applicable Depositary or other person responsible
                         for forwarding payments and materials directly to the
                         beneficial owner of such Note.

Procedure for Rate       The Company and the Agents will discuss from time to
Setting and Posting:     time the aggregate principal amount of, the issuance
                         price of, and the interest rates to be borne by,
                         Book-Entry Notes that may be sold as a result of the
                         solicitation of orders by the Agents. If the Company
                         decides to set prices of, and rates borne by, any
                         Book-Entry Notes in respect of which the Agents are to
                         solicit orders (the setting of such prices and rates to
                         be referred to herein as "posting") or if the Company
                         decides to change prices or rates previously

                                      -22-

                         posted by it, it will promptly advise the Agents of the
                         prices and rates to be posted.

Acceptance and           Unless otherwise instructed by the Company, each Agent
Rejection of             will advise the Company promptly by telephone of all
Orders:                  orders to purchase Book-Entry Notes received by such
                         Agent, other than those rejected by it in whole or in
                         part in the reasonable exercise of its discretion.
                         Unless otherwise agreed by the Company and the Agents,
                         the Company has the right to accept orders to purchase
                         Book-Entry Notes and may reject any such orders in
                         whole or in part.

Preparation of Term      If any order to purchase a Book-Entry Note is accepted
Sheet:                   by or on behalf of the Company, the Company will
                         prepare a Term Sheet. The Company (i) will arrange to
                         file an electronic format document, in the manner
                         prescribed by the Commission's Electronic Data
                         Gathering, Analysis, and Retrieval ("EDGAR") system, of
                         such Term Sheet with the Commission as required by Rule
                         433 under the Act and (ii) will, as soon as possible
                         and in any event not later than the date on which such
                         Term Sheet is filed with the Commission, deliver the
                         number of copies of such Term Sheet to the Agent as the
                         Agent shall reasonably request. The Agent will cause
                         such Term Sheet to be delivered, or otherwise made
                         available, to the purchaser of the Note.

Preparation of Pricing   If any order to purchase a Book-Entry Note is accepted
Supplement:              by or on behalf of the Company, the Company will
                         prepare a pricing supplement (a "Pricing Supplement")
                         reflecting the Terms of such Book-Entry Note and will
                         arrange to have a copy thereof filed with the EDGAR
                         system in accordance with the applicable paragraph of
                         Rule 424(b) under the Act and will supply at least two
                         copies thereof (and additional copies if requested) to
                         the Agent which presented the order (the "Presenting
                         Agent"). One copy of such filed document shall be sent
                         by email, telecopy or overnight express (for delivery
                         not later than 11:00 A.M. on the second business day
                         next following the sale date and, in any case, not
                         prior to the filing date) to the Presenting Agent at
                         the following applicable addresses:

                         Lehman Brothers Inc.:

                           c/o ADP Prospectus Services
                           on behalf of Lehman Brothers Inc.

                                      -23-

                               1155 Long Island Avenue
                               Edgewood, New York 11717
                               Attention: Client Services
                               Telephone: (631) 254-7118
                               Telecopy: (631) 254-7268

                              Banc of America Securities LLC
                              9 West 57th Street
                              New York, New York 10019
                              Attention: Rock Fu
                              Telephone: (212) 847-6434
                              Telecopy: (212) 847-5184

                                     with a copy to:

                                           Lily Chang
                                           Banc of America Securities LLC
                                           40 West 57th Street, 27th Floor
                                           New York, New York 10019
                                           Telephone: (646) 313-8798
                                           Telecopy: (212) 901-7881

                              Barclays Capital Inc.:

                               c/o ADP Prospectus
                               1155 Long Island Avenue
                               Edgewood, New York 11717
                               Attention: Client Services
                               Telephone: (631) 254-7129
                               Telecopy: (631) 254-7140

                              Bear, Stearns & Co. Inc.:

                               383 Madison Avenue
                               New York, New York 10179
                               Attention: Jonathan Lieberman
                               Telephone: (212) 272-2703
                               Telecopy: (917) 849-1160

                              BNP Paribas Securities Corp.:

                               787 Seventh Avenue
                               New York, New York 10019
                               Attention: Debt Capital Markets
                               Telephone: (212) 841-3320
                               Telecopy: (212) 841-3930

                                      -24-

                              Citigroup Global Markets Inc.:

                               Brooklyn Army Terminal
                               140 58th Street, 8th Floor
                               Brooklyn, New York 11220
                               Attention: Annabelle Avila
                               Telephone: (718) 765-6725
                               Telecopy: (718) 765-6734

                              Credit Suisse Securities (USA) LLC:

                               11 Madison Avenue
                               New York, New York 10010
                               Attention: Joan Bryan
                               Telephone: (212) 538-7764
                               Telecopy: (212) 803-4096

                              Deutsche Bank Securities Inc.:

                               60 Wall Street
                               New York, New York 10005
                               Attention: Debt Capital Markets
                               Telephone: (212) 250-8587
                               Telecopy: (212) 797-2202

                              Goldman, Sachs & Co.:

                               85 Broad St.
                               27th Floor
                               New York, New York 10004
                               Attention: Nick Philip
                               Telephone: (212) 902-2525
                               Telecopy: (212) 902-3000

                              HSBC Securities (USA) Inc.:

                               452 Fifth Avenue
                               New York, New York 10018
                               Attention: Medium Term Notes Desk
                               Telephone: (212) 525-3142
                               Telecopy: (212) 525-0238

                               with a copy to:

                                     HSBC Securities (USA) Inc.
                                     452 Fifth Avenue, 3rd Floor
                                     New York, New York 10018

                                      -25-

                                     Attention: Andrew S. Lazerus
                                     Telephone: (212) 525-3456
                                     Telecopy: (646) 366-3338

                              J.P. Morgan Securities Inc.:

                               270 Park Avenue, 8th Floor
                               New York, New York 10017
                               Attention: Transaction Execution Group
                               Telephone: (212) 834-5710
                               Telecopy: (212) 834-6702

                              LaSalle Financial Services, Inc.:

                              55 East 52nd Street
                              New York, New York 10055
                              Attention: Rob Silverschotz
                              Telephone: (212) 409-6862
                              Telecopy: (212) 409-7303

                              Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated:

                               c/o ADP Prospectus
                               Distribution Services
                               1155 Long Island Avenue
                               Edgewood, New York 11717
                               Attention: Shawn Leandre
                               Telephone: (631) 254-7081
                               Telecopy: (631) 254-7132

                              Morgan Stanley & Co. Incorporated:

                               1585 Broadway, 2nd Floor
                               New York, New York 10036
                               Attention: Medium-Term Note Trading Desk
                               Telephone: (212) 761-1721
                               Telecopy: (212) 761-0781

                              UBS Securities LLC:

                               677 Washington Boulevard
                               Stamford, Connecticut 06901
                               Attention: Fixed Income Syndicate
                               Telephone: (203) 719-1088
                               Telecopy: (203) 719-0495

                                      -26-

                              Wachovia Capital Markets, LLC:

                               301 South College Street
                               Charlotte, North Carolina 28288-0602
                               Attention: Travis Barnes
                               Telephone: (704) 715-8407
                               Telecopy: (704) 383-9165

                              For record keeping purposes, one copy of each
                              Pricing Supplement shall be mailed to the
                              Presenting Agent at the following applicable
                              addresses:

                              Lehman Brothers Inc.

                               745 Seventh Avenue
                               New York, New York 10019
                               Attention: Medium-Term Note Desk
                               Telecopy: (212) 526-0943

                              Banc of America Securities LLC:

                               9 West 57th Street
                               New York, New York 10019
                               Attention: Rock Fu
                               Telephone: (212) 847-6434
                               Telecopy: (212) 847-5184

                                     with a copy to:

                                           Lily Chang
                                           Banc of America Securities LLC
                                           40 West 57th Street, 27th Floor
                                           New York, New York 10019
                                           Telephone: (646) 313-8798
                                           Telecopy: (212) 901-7881

                              Barclays Capital Inc.

                               200 Park Avenue
                               New York, New York 10166
                               Attention: MTN Trading
                               Telephone: (212) 412-2663
                               Telecopy: (212) 412-7305

                                     with a copy to:

                                      -27-

                                     Pamela Kendall
                                     Barclays Capital Inc.
                                     200 Park Avenue
                                     New York, New York 10166
                                     Telephone: (212) 412-7606
                                     Telecopy: (212) 412-7680

                              Bear, Stearns & Co. Inc.:

                               383 Madison Avenue
                               New York, New York 10179
                               Attention: Jonathan Lieberman
                               Telephone: (212) 272-2703
                               Telecopy: (917) 849-1160

                              BNP Paribas Securities Corp.:

                               787 Seventh Avenue
                               New York, New York 10019
                               Attention: Debt Capital Markets
                               Telephone: (212) 841-3320
                               Telecopy: (212) 841-3930

                              Citigroup Global Markets Inc.

                               Brooklyn Army Terminal
                               140 58th Street, 8th Floor
                               Brooklyn, New York 11220
                               Attention: Anabelle Avila
                               Telephone: (718) 765-6725
                               Telecopy: (718) 765-6734

                              Credit Suisse Securities (USA) LLC

                               11 Madison Avenue
                               New York, New York 10010
                               Attention: Short and Medium-Term Finance
                                          Department
                               Telephone: (212) 325-7198
                               Telecopy: (212) 743-5825

                               with a copy to:

                                     Helena Willner
                                     11 Madison Avenue
                                     New York, New York 10010

                                      -28-

                              Deutsche Bank Securities Inc.

                               60 Wall Street
                               New York, New York 10005
                               Attention: Debt Capital Markets
                               Telephone: (212) 250-8587
                               Telecopy: (212) 797-2202

                              Goldman, Sachs & Co.

                               85 Broad Street
                               27th Floor
                               New York, New York 10004
                               Attention: Nick Philip
                               Telephone: (212) 902-2525
                               Telecopy: (212) 902-3000

                              HSBC Securities (USA) Inc.:

                               452 Fifth Avenue, 3rd Floor
                               New York, New York 10018
                               Attention: Andrew S. Lazerus
                               Telephone: (212) 525-3456
                               Telecopy: (646) 366-3338

                              J.P. Morgan Securities Inc.:

                               270 Park Avenue, 8th Floor
                               New York, New York 10017
                               Attention: Transaction Execution Group
                               Telephone: (212) 834-5710
                               Telecopy: (212) 834-6702

                              LaSalle Financial Services, Inc.:

                              55 East 52nd Street
                              New York, New York 10055
                              Attention: Rob Silverschotz
                              Telephone: (212) 409-6862
                              Telecopy: (212) 409-7303

                              Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated:

                               4 World Financial Center, 4th Floor
                               New York, New York 10080
                               Attention: Global Transaction Management
                                          Group - Scott Primrose
                               Telephone: (212) 449-7476

                                      -29-

                               Telecopy: (212) 449-2234

                              Morgan Stanley & Co. Incorporated:

                               1585 Broadway, 2nd Floor
                               New York, New York 10036
                               Attention: Medium-Term Note Trading Desk
                               Telephone: (212) 761-1721
                               Telecopy: (212) 761-0781

                              UBS Securities LLC:

                               677 Washington Boulevard
                               Stamford, Connecticut 06901
                               Attention: Fixed Income Syndicate
                               Telephone: (203) 719-1088
                               Telecopy: (203) 719-0495

                              Wachovia Capital Markets, LLC:

                               301 South College Street
                               Charlotte, North Carolina 28288-0602
                               Attention: Travis Barnes
                               Telephone: (704) 715-8407
                               Telecopy: (704) 383-9165

                              The Presenting Agent will cause a Prospectus and
                              Pricing Supplement to be delivered to the
                              purchaser of such Book-Entry Note.

                              In each instance that a Pricing Supplement is
                              prepared, the Presenting Agent will affix the
                              Pricing Supplement to Prospectuses prior to their
                              use. Outdated Pricing Supplements (other than
                              those retained for files) will be destroyed.

Suspension of Solicitation;   Subject to the Company's representations,
Amendment or Supplement       warranties and covenants contained in the Selling
                              Agency Agreement, the Company may instruct the
                              Agents to suspend at any time, for any period of
                              time or permanently, the solicitation of orders to
                              purchase Book-Entry Notes. Upon receipt of such
                              instructions, the Agents will forthwith suspend
                              solicitation until such time as the Company has
                              advised them that such solicitation may be
                              resumed.

                              In the event that at the time the Company suspends
                              solicitation of the purchases there shall be any
                              orders

                                      -30-

                              outstanding for settlement, the Company will
                              promptly advise the Agents and the applicable
                              Banks whether such orders may be settled and
                              whether copies of the Prospectus as in effect at
                              the time of suspension, together with the
                              appropriate Pricing Supplement or Term Sheet may
                              be delivered in connection with the settlement of
                              such orders. The Company will have the sole
                              responsibility for such decision and for any
                              arrangements that may be made in the event that
                              the Company determines that such orders may not be
                              settled or that copies of such Prospectus, Pricing
                              Supplement or Term Sheet may not be so delivered.

                              If the Company decides to amend or supplement the
                              registration statement relating to the
                              registration of the Notes with the Commission or
                              the Prospectus or decides to file any further
                              registration statements for the purpose of
                              registering Notes and in connection with which the
                              Selling Agency Agreement is included or
                              incorporated by reference as an exhibit, it will
                              promptly advise the Agents and furnish the Agents
                              with the proposed amendment or supplement or
                              registration statement and with such certificates
                              and opinions as are required, all to the extent
                              required by and in accordance with the terms of
                              the Selling Agency Agreement. Subject to the
                              provisions of the Selling Agency Agreement, the
                              Company may file with the Commission any such
                              supplement to the Prospectus relating to the
                              Notes. The Company will provide the Agents, each
                              Trustee and each Bank with copies of any such
                              supplement, and confirm to the Agents that such
                              supplement has been filed with the Commission
                              pursuant to the applicable paragraph of Rule
                              424(b).

Procedures For                When the Company has determined to change the
Rate Changes:                 interest rates of Book-Entry Notes being offered,
                              it will promptly advise the Agents and the Agents
                              will forthwith suspend solicitation of orders. The
                              Agents will telephone the Company with
                              recommendations as to the changed interest rates.
                              At such time as the Company has advised the Agents
                              of the new interest rates, the Company will
                              prepare a revised Term Sheet and the Agents may
                              resume solicitation of orders. Until such time
                              only "indications of interest" may be recorded. On
                              or prior to the last day on which a Pricing
                              Supplement is required to be filed pursuant to the
                              Act and the Rules and Regulations, the Company
                              will file with the Commission a Pricing Supplement
                              to the Prospectus relating to such Book-Entry
                              Notes that reflects the applicable interest rates
                              and other terms and will deliver

                                      -31-

                              copies of such Pricing Supplement to the
                              applicable Agent.

Delivery of Prospectus:       A copy of the Prospectus and a Pricing Supplement
                              relating to a Book-Entry Note or a notice
                              satisfying the requirements of Rule 173 under the
                              Act must accompany or precede the earlier of
                              confirmation of the purchase of such Book-Entry
                              Note or payment for such Book-Entry Note by its
                              purchaser. If notice of a change in the terms of
                              the Book-Entry Notes is received by the Agents
                              between the time an order for a Book-Entry Note is
                              placed and the time written confirmation thereof
                              is sent by the Presenting Agent to a customer or
                              his agent, such confirmation shall be accompanied
                              by a Prospectus and Pricing Supplement setting
                              forth the terms in effect when the order was
                              placed. Subject to "Suspension of Solicitation;
                              Amendment or Supplement" above, the Presenting
                              Agent will deliver a Prospectus and Pricing
                              Supplement as herein described or a notice
                              satisfying the requirements of Rule 173 under the
                              Act with respect to each Book-Entry Note sold by
                              it. The Company will make such delivery if such
                              Book-Entry Note is sold directly by the Company to
                              a purchaser (other than an Agent).

Confirmation:                 For each order to purchase a Book-Entry Note
                              solicited by any Agent and accepted by or on
                              behalf of the Company, the Presenting Agent will
                              issue a confirmation to the purchaser, with a copy
                              to the Company, setting forth the details set
                              forth above and delivery and payment instructions.

Settlement:                   The receipt by the Company of immediately
                              available funds in payment for a Book-Entry Note
                              and the authentication and issuance of the Global
                              Note representing such Book-Entry Note shall
                              constitute "settlement" with respect to such
                              Book-Entry Note. All orders accepted by the
                              Company will be settled on the third business day
                              following the date of sale of such Book-Entry Note
                              pursuant to the timetable for settlement set forth
                              below unless the Company, the applicable Bank and
                              the purchaser agree to settlement on another day
                              which shall be no earlier than the next business
                              day following the date of sale.

Settlement Procedures         Settlement Procedures with respect to each Dollar
for Dollar Denominated        Denominated Note sold by the Company through any
Notes:                        Agent, as agent, shall be as follows:

                                      -32-

                         A. The Presenting Agent will advise the Company by
                         telephone of, and confirm in writing, the following
                         settlement information:

                               1.    Principal amount.

                               2.    Maturity Date.

                               3.    In the case of a Fixed Rate Note, the
                                     interest rate or, in the case of a Floating
                                     Rate Note, the interest rate basis
                                     (including, if LIBOR, the method for
                                     determining LIBOR), initial interest rate
                                     (if known at such time), Index Maturity,
                                     Interest Reset Period and Interest Reset
                                     Dates (if any), Spread or Spread Multiplier
                                     (if any), minimum interest rate (if any)
                                     and maximum interest rate (if any).

                               4.    Interest Payment Dates and the Interest
                                     Payment Period.

                               5.    Settlement date.

                               6.    Price.

                               7.    Presenting Agent's commission, determined
                                     as provided in Section 2 of the Selling
                                     Agency Agreement.

                               7.    Presenting Agent's commission, determined
                                     as provided in Section 2 of the Selling
                                     Agency Agreement.

                               8.    Priority (including, if a Subordinated
                                     Note, whether such Note is intended to
                                     qualify as Tier II Capital).

                               9.    Redemption and/or repayment provisions, if
                                     any.

                               10.   If such Book-Entry Note is issued at an
                                     original issue discount ("OID"), the total
                                     amount of OID, the yield to maturity and
                                     the initial accrual period OID.

                         B. The Company will advise the Presenting Agent by
                         telecopy or other mutually acceptable method of the
                         name of the Bank and, if the Notes are Senior Notes,
                         the name of the Senior Trustee. The Company will advise
                         such Bank by telecopy or other mutually acceptable
                         method of the information set forth in Settlement
                         Procedure "A" above

                                      -33-

                         and the name of the Presenting Agent.

                         C. The Company will assign a CUSIP number to the Global
                         Note and will notify such Bank and the Presenting Agent
                         by telephone of such CUSIP number as soon as
                         practicable. Such Bank will enter a pending deposit
                         message through DTC's Participant Terminal System
                         providing the following settlement information to DTC
                         (which shall route such information to Standard &
                         Poor's Corporation and the Presenting Agent):

                               1.    The information set forth in Settlement
                                     Procedure "A".

                               2.    Identification as a Fixed Rate Note or a
                                     Floating Rate Note.

                               3.    Initial Interest Payment Date for such
                                     Book-Entry Note, number of days by which
                                     such date succeeds the related Record Date
                                     and amount of interest payable on such
                                     Interest Payment Date.

                               4.    The Interest Payment Period.

                               5.    CUSIP number of the Global Note
                                     representing such Book-Entry Note.

                               6.    Whether such Global Note will represent any
                                     other Book-Entry Note (to the extent known
                                     at such time).

                         D. To the extent the Company has not already done so,
                         the Company will deliver to such Bank a Global Note in
                         a form that has been approved by the Company, the
                         Agents and such Bank.

                         E. Such Bank will complete such Book-Entry Note, stamp
                         or type in the appropriate legend, as instructed by
                         DTC, if not already set forth thereon, and authenticate
                         the Global Note representing such Book-Entry Note.

                         F. DTC will credit such Book-Entry Note to such Bank's
                         participant account at DTC.

                         G. Such Bank will enter a delivery order through DTC's
                         Same-Day Funds Settlement System ("SDFS") and
                         Participant Terminal System instructing DTC to (i)
                         debit

                                       -34-

                        such Book-Entry Note to such Bank's participant account
                        and credit such Book-Entry Note to the Presenting
                        Agent's participant account and (ii) debit the
                        Presenting Agent's settlement account and credit such
                        Bank's settlement account for an amount equal to the
                        price of such Book-Entry Note less the Presenting
                        Agent's commission. The entry of such a deliver order
                        shall constitute a representation and warranty by such
                        Bank to DTC that (i) such Global Note representing such
                        Book-Entry Note has been issued and authenticated and
                        (ii) such Bank is holding such Global Note pursuant to
                        the Global Medium-Term Note Certificate Agreement
                        between such Bank and DTC.

                        H. The Presenting Agent will enter an SDFS deliver order
                        through DTC's Participant Terminal system instructing
                        DTC (i) to debit such Book-Entry Note to the Presenting
                        Agent's participant account and credit such Book-Entry
                        Note to the participant accounts of the Participants
                        with respect to such Book-Entry Note and (ii) to debit
                        the settlement accounts of such Participants and credit
                        the settlement account of the Presenting Agent for an
                        amount equal to the price of such Book-Entry Note.

                        I. Transfers of funds in accordance with SDFS deliver
                        orders described in Settlement Procedures "G" and "H"
                        will be settled in accordance with SDFS operating
                        procedures in effect on the settlement date.

                        J. Such Bank will, upon receipt of funds from the Agent
                        in accordance with Settlement Procedure "G", wire
                        transfer funds available for immediate use in the amount
                        transferred to such Bank in accordance with Settlement
                        Procedure "G" to the account of the Company maintained
                        at JPMorgan Chase Bank, N.A., New York, New York.

                        K. The Presenting Agent will confirm the purchase of
                        such Book-Entry Note to the purchaser either by
                        transmitting to the Participants with respect to such
                        Book-Entry Note a confirmation order or orders through
                        DTC's institutional delivery system or by mailing a
                        written confirmation to such purchaser.

Settlement Procedures   For orders of Book-Entry Notes solicited by any Agent
Timetable for Dollar    and accepted by the Company for settlement on the first
Denominated Notes:      business day after the sale date, Settlement Procedures
                        "A" through "K" set forth above shall be completed as
                        soon as

                                      -35-

                        possible but not later than the respective times (New
                        York City time) set forth below:

                        Settlement
                        Procedure                      Time
                        ----------                     ----
                            A          11:00 A.M. on the sale date

                            B          12:00 Noon on the sale date

                            C          2:00 P.M. on the sale date

                            D          3:00 P.M. on the day before settlement

                            E          9:00 A.M. on settlement date

                            F          10:00 A.M. on settlement date

                            G-H        2:00 P.M. on settlement date

                            I          4:45 P.M. on settlement date

                            J-K        5:00 P.M. on settlement date

                        If a sale is to be settled more than one business day
                        after the sale date, Settlement Procedures "A", "B" and
                        "C" shall be completed as soon as practicable but no
                        later than 11:00 A.M. and 12:00 Noon on the first
                        business day after the sale date and no later than 2:00
                        P.M. on the business day before the settlement date,
                        respectively. If the initial interest rate for a
                        Floating Rate Book-Entry Note has not been determined at
                        the time that Settlement Procedure "A" is completed,
                        Settlement Procedures "B" and "C" shall be completed as
                        soon as such rate has been determined but no later than
                        12:00 Noon and 2:00 P.M., respectively, on the business
                        day before the settlement date. Settlement Procedure "I"
                        is subject to extension in accordance with any extension
                        of Fedwire closing deadlines and in the other events
                        specified in SDFS operating procedures in effect on the
                        settlement date.

                        If settlement of a Book-Entry Note is rescheduled or
                        canceled, such Bank will deliver to DTC, through DTC's
                        Participant Terminal System, a cancellation message to
                        such effect by no later than 2:00 P.M. on the business
                        day immediately preceding the scheduled settlement date.

                                      -36-

Settlement Procedures   Foreign Currency Notes held through Euroclear or
and Timetable for       Clearstream accounts will follow the settlement
Foreign Currency        procedures that are applicable to conventional eurobonds
Notes:                  in registered form. Foreign Currency Notes will be
                        credited to the securities custody accounts of Euroclear
                        and Clearstream participants on the business day
                        following the settlement date, for value on the
                        settlement date. They will be credited either free of
                        payment or against payment for value on the settlement
                        date.

Failure to Settle       If the applicable Bank has not entered an SDFS deliver
Dollar Denominated      order with respect to a Book-Entry Note pursuant to
Notes:                  Settlement Procedure "G", such Bank may, upon the
                        written request of the Company, deliver to DTC, through
                        DTC's Participant Terminal System, as soon as
                        practicable, a withdrawal message instructing DTC to
                        debit such Book-Entry Note to such Bank's participant
                        account. DTC will process the withdrawal message,
                        provided that such participant account contains a
                        principal amount of the Global Note representing such
                        Book-Entry Note that is at least equal to the principal
                        amount to be debited. If a withdrawal message is
                        processed with respect to all the Book-Entry Notes
                        represented by a Global Note, such Bank will cancel such
                        Global Note in accordance with the applicable Indenture
                        and so advise the Company, and such Bank will make
                        appropriate entries in its records. The CUSIP number
                        assigned to such Global Note shall, in accordance with
                        CUSIP Service Bureau procedures, be canceled and not
                        immediately reassigned. If a withdrawal message is
                        processed with respect to one or more, but not all, of
                        the Book-Entry Notes represented by a Global Note, such
                        Bank will exchange such Global Note for two Global
                        Notes, one of which shall represent such Book-Entry
                        Notes and shall be canceled immediately after issuance
                        and the other of which shall represent the other
                        Book-Entry Notes previously represented by the
                        surrendered Global Note and shall bear the CUSIP number
                        of the surrendered Global Note.

                        If the purchase price for any Dollar Denominated Note is
                        not timely paid to the Participants with respect to such
                        Note by the beneficial purchaser thereof (or any Person,
                        including an indirect participant in DTC, acting on
                        behalf of such purchaser), such Participants and, in
                        turn, the Presenting Agent may enter SDFS deliver orders
                        through DTC's Participant Terminal System reversing the
                        orders entered pursuant to Settlement Procedures "H" and
                        "G",

                                      -37-

                        respectively. Thereafter, such Bank will deliver the
                        withdrawal message and take the related actions
                        described in the preceding paragraph. If such failure
                        shall have occurred for any reason other than a default
                        by the Presenting Agent in the performance of its
                        obligations hereunder and under the Selling Agency
                        Agreement, then the Company will reimburse the
                        Presenting Agent or such Bank, as applicable, on an
                        equitable basis for the loss of the use of the funds
                        during the period when they were credited to the account
                        of the Company.

                        Notwithstanding the foregoing, upon any failure to
                        settle with respect to a Dollar Denominated Note, DTC
                        may take any actions in accordance with its SDFS
                        operating procedures then in effect. In the event of a
                        failure to settle with respect to one or more, but not
                        all, of the Book-Entry Notes to have been represented by
                        a Global Note, such Bank will provide, in accordance
                        with Settlement Procedure "E", for the authentication
                        and issuance of a Global Note representing the other
                        Book-Entry Notes to have been represented by such Global
                        Note and will make appropriate entries in its records.

Failure to Settle       Upon any failure to settle with respect to any Foreign
Foreign Currency        Currency Note, Euroclear or Clearstream may take any
Notes:                  actions in accordance with its operating procedures then
                        in effect.

Bank Not to Risk        Nothing herein shall be deemed to require any Trustee or
Funds:                  any Bank to risk or expend its own funds in connection
                        with any payment to the Company, the applicable
                        Depositary, the Agents or any of the purchasers of the
                        Notes, it being understood by all parties that payments
                        made by any Bank to the Company, the applicable
                        Depositary, the Agents or such purchasers shall be made
                        only to the extent that funds are provided to such Bank
                        for such purpose.

Authenticity of         The Company will cause each Bank to furnish the Agents
Signatures:             from time to time with the specimen signatures of such
                        Bank's officers, employees or agents who have been
                        authorized by such Bank to authenticate Book-Entry
                        Notes, but none of the Agents will have any obligation
                        or liability to the Company or such Bank in respect of
                        the authenticity of the signature of any officer,
                        employee or agent of the Company or such Bank on any
                        Book-Entry Note.

                                      -38-

Advertising Costs:      The Company will determine, after consulting with the
                        Agents, the amount of advertising that may be
                        appropriate in soliciting offers to purchase the
                        Book-Entry Notes. Advertising expenses will be paid by
                        the Company.

Periodic Statements     Periodically, the applicable Bank will send to the
from the Banks:         Company a statement setting forth the principal amount
                        of Book-Entry Notes outstanding as of that date and
                        setting forth a brief description of any sales of
                        Book-Entry Notes of which the Company has advised such
                        Bank but which have not yet been settled.

                                      -39-

                                     PART II

                Administrative Procedures for Certificated Notes

            One or more Banks will serve as registrar and transfer agent (in such capacities, the "Registrar" and "Transfer Agent", respectively) in connection with the Certificated Notes.

Issuance:                Each Certificated Note will be dated and issued as of
                         the date of its authentication by the Bank acting as
                         Registrar and Transfer Agent for such Note. Each
                         Certificated Note will bear an Original Issue Date,
                         which will be (i) with respect to an original
                         Certificated Note (or any portion thereof), its
                         original issuance date (which will be the settlement
                         date) and (ii) with respect to any Certificated Note
                         (or portion thereof) issued subsequently upon transfer
                         or exchange of a Certificated Note or in lieu of a
                         destroyed, lost or stolen Certificated Note, the
                         Original Issue Date of the predecessor Certificated
                         Note, regardless of the date of authentication of such
                         subsequently issued Certificated Note.

Registration:            Certificated Notes will be issued only in fully
                         registered form without coupons.

Transfers and            A Certificated Note may be presented for transfer or
Exchanges:               exchange at the principal corporate trust office in the
                         City of New York of the Bank acting as Registrar and
                         Transfer Agent for such Certificated Note or at the
                         office of the transfer agent in Luxembourg (in the case
                         of Notes listed on the Luxembourg Stock Exchange).
                         Certificated Notes will be exchangeable for other
                         Certificated Notes having identical terms but different
                         authorized denominations without service charge.
                         Certificated Notes will not be exchangeable for
                         Book-Entry Notes.

Maturities:              Each Certificated Note will mature on a date not less
                         than nine months after the settlement date for such
                         Note.

Denominations:           The denomination of any Certificated Note denominated
                         in U.S. dollars will be a minimum of $1,000 or any
                         amount in excess thereof that is an integral multiple
                         of $1,000, or the equivalent thereof in other
                         currencies or currency units. The authorized
                         denominations of Certificated Notes denominated in any
                         other currency will be specified pursuant to
                         "Settlement Procedures" below.

                                      -40-

Interest:                General. Interest, if any, on each Certificated Note
                         will accrue from the original issue date for the first
                         interest period or the last date to which interest has
                         been paid, if any, for each subsequent interest period,
                         and will be calculated and paid in the manner described
                         in such Note and in the Prospectus, as supplemented by
                         the applicable Term Sheet and applicable Pricing
                         Supplement. Unless otherwise specified therein, each
                         payment of interest on a Certificated Note will include
                         interest accrued to but excluding the Interest Payment
                         Date (provided that, in the case of Floating Rate
                         Certificated Notes which reset daily or weekly,
                         interest payments will include accrued interest to and
                         including the Record Date immediately preceding the
                         Interest Payment Date) or to but excluding Maturity
                         (other than a Maturity of a Fixed Rate Certificated
                         Note occurring on the 31st day of a month, in which
                         case such payment of interest will include interest
                         accrued to but excluding the 30th day of such month).
                         Interest payable at the Maturity of a Certificated
                         Note, other than on a day that would otherwise be an
                         Interest Payment Date, will be payable to the person to
                         whom the principal of such Note is payable.

                         Record Dates. Unless otherwise specified in the
                         applicable Term Sheet and Pricing Supplement, the
                         Record Date with respect to any Interest Payment Date
                         shall be the date fifteen calendar days immediately
                         preceding such Interest Payment Date.

                         Interest Payment Dates on Fixed Rate Certificated
                         Notes. Unless otherwise specified pursuant to
                         Settlement Procedure "A" below, interest payments on
                         Fixed Rate Certificated Notes will be made
                         semi-annually on January 15 and July 15 of each year
                         and at Maturity; provided, however, that, unless
                         otherwise specified in the applicable Term Sheet and
                         Pricing Supplement, in the case of a Fixed Rate
                         Certificated Note issued between a Record Date and an
                         Interest Payment Date, the first interest payment will
                         be made on the Interest Payment Date following the next
                         succeeding Record Date.

Calculation of           Fixed Rate Certificated Note. Unless otherwise
Interest:                specified in the applicable Term Sheet and Pricing
                         Supplement, interest on Fixed Rate Certificated Notes
                         (including interest for partial periods) will be
                         calculated on the basis of a 360-day year of twelve
                         30-day months.

                                      -41-

                         Floating Rate Certificated Notes. Unless otherwise
                         specified in the applicable Term Sheet and Pricing
                         Supplement, interest rates on Floating Rate
                         Certificated Notes will be determined as set forth in
                         the form of Notes. Interest on Floating Rate
                         Certificated Notes, except as otherwise set forth
                         therein, will be calculated on the basis of actual days
                         elapsed and a year of 360 days, except that in the case
                         of a Floating Rate Certificated Note for which the
                         interest rate basis is the Treasury Rate, interest will
                         be calculated on the basis of the actual number of days
                         in the year.

                         If any Interest Payment Date for or the Maturity of a
                         Certificated Note is not a business day, the payment
                         due on such day shall be made on the next succeeding
                         business day and no interest shall accrue on such
                         payment for the period from and after such Interest
                         Payment Date or Maturity, as the case may be.

                         Withholding Taxes: Such Bank will be responsible for
                         withholding taxes on interest paid on Certificated
                         Notes as required by applicable law.

Procedure for Rate       The Company and the Agents will discuss from time to
Setting and Posting:     time the aggregate principal amount of, the issuance
                         price of, and the interest rates to be borne by, Notes
                         that may be sold as a result of the solicitation of
                         orders by the Agents. If the Company decides to set
                         prices of, and rates borne by, any Notes in respect of
                         which the Agents are to solicit orders (the setting of
                         such prices and rates to be referred to herein as
                         "posting") or if the Company decides to change prices
                         or rates previously posted by it, it will promptly
                         advise the Agents of the prices and rates to be posted.

Acceptance and           Unless otherwise instructed by the Company, each Agent
Rejection of Orders:     will advise the Company promptly by telephone of all
                         orders to purchase Certificated Notes received by such
                         Agent, other than those rejected by it in whole or in
                         part in the reasonable exercise of its discretion.
                         Unless otherwise agreed by the Company and the Agents,
                         the Company has the sole right to accept orders to
                         purchase Certificated Notes and may reject any such
                         orders in whole or in part.

Preparation of Term      If any order to purchase a Certificated Note is
Sheet:                   accepted by or on behalf of the Company, the Company
                         will prepare a Term Sheet. The Company (i) will arrange
                         to file an electronic format document, in the manner
                         prescribed by

                                      -42-

                         the Commission's EDGAR system, of such Term Sheet with
                         the Commission as required by Rule 433 under the Act
                         and (ii) will, as soon as possible and in any event not
                         later than the date on which such Term Sheet is filed
                         with the Commission, deliver the number of copies of
                         such Term Sheet to the Agent as the Agent shall
                         reasonably request. The Agent will cause such Term
                         Sheet to be delivered, or otherwise made available, to
                         the purchaser of the Note.

Preparation of Pricing   If any order to purchase a Certificated Note is
Supplement:              accepted by or on behalf of the Company, the Company
                         will prepare a Pricing Supplement reflecting the terms
                         of such Certificated Note and will arrange to have a
                         copy thereof filed with the Commission's EDGAR system
                         in accordance with the applicable paragraph of Rule
                         424(b) under the Act and will supply at least two
                         copies thereof (and additional copies if requested) to
                         the Presenting Agent. One copy of such filed document
                         shall be sent by email, telecopy or overnight express
                         (for delivery not later than 11:00 A.M. on the second
                         business day next following the sale date and, in any
                         case, not prior to the filing date) to the Presenting
                         Agent at the following applicable addresses:(1)

                         Lehman Brothers Inc.:

                         c/o ADP Prospectus Services
                         on behalf of Lehman Brothers Inc.
                         1155 Long Island Avenue
                         Edgewood, New York 11717
                         Attention: Client Services
                         Telephone: (631) 254-7118
                         Telecopy: (631) 254-7268

----------
(1) Addresses to be confirmed.

                                      -43-

                         Banc of America Securities LLC:

                          9 West 57th Street
                          New York, New York 10019
                          Attention: Rock Fu
                          Telephone: (212) 847-6434
                          Telecopy: (212) 847-5184

                          with a copy to:

                              Lily Chang
                              Banc of America Securities LLC
                              40 West 57th Street, 27th Floor
                              New York, New York 10019
                              Telephone: (646) 313-8798
                              Telecopy: (212) 901-7881

                         Barclays Capital Inc.:

                          c/o ADP Prospectus
                          1155 Long Island Avenue
                          Edgewood, New York 11717
                          Attention: Client Services
                          Telephone: (631) 254-7129
                          Telecopy: (631) 254-7140

                         Bear, Stearns & Co. Inc.:

                          383 Madison Avenue
                          New York, New York 10179
                          Attention: Jonathan Lieberman
                          Telephone: (212) 272-2703
                          Telecopy: (917) 849-1160

                         BNP Paribas Securities Corp.:

                          787 Seventh Avenue
                          New York, New York 10019
                          Attention: Debt Capital Markets
                          Telephone: (212) 841-3320
                          Telecopy: (212) 841-3930

                                      -44-

                         Citigroup Global Markets Inc:

                          Brooklyn Army Terminal
                          140 58th Street, 8th Floor
                          Brooklyn, New York 11220
                          Attention: Annabelle Avila
                          Telephone: (718) 765-6725
                          Telecopy: (718) 765-6734

                         Credit Suisse Securities (USA) LLC:

                          11 Madison Avenue, Floor 1B
                          New York, New York 10010
                          Attention: Joan Bryan
                          Telephone: (212) 538-7764
                          Telecopy: (212) 803-4096

                         Deutsche Bank Securities Inc.:

                          60 Wall Street
                          New York, New York 10005
                          Attention: Debt Capital Markets
                          Telephone: (212) 250-8587
                          Telecopy: (212) 797-2202

                         Goldman, Sachs & Co.:

                          85 Broad Street
                          27th Floor
                          New York, New York 10004
                          Attention: Nick Philip
                          Telephone: (212) 902-2525
                          Telecopy: (212) 902-3000

                                      -45-

                         HSBC Securities (USA) Inc.:

                          452 Fifth Avenue
                          New York, New York 10018
                          Attention: Medium Term Notes Desk
                          Telephone: (212) 525-3142
                          Telecopy: (212) 525-0238

                          with a copy to:

                              HSBC Securities (USA) Inc.
                              452 Fifth Avenue, 3rd Floor
                              New York, New York 10018
                              Attention: Andrew S. Lazerus
                              Telephone: (212) 525-3456
                              Telecopy: (646) 366-3338

                         J.P. Morgan Securities Inc.:

                          270 Park Avenue, 8th Floor
                          New York, New York 10017
                          Attention: Transaction Execution Group
                          Telephone: (212) 834-5710
                          Telecopy: (212) 834-6702

                         LaSalle Financial Services, Inc.:

                         55 East 52nd Street
                         New York, New York 10055
                         Attention: Rob Silverschotz
                         Telephone: (212) 409-6862
                         Telecopy: (212) 409-7303

                         Merrill Lynch, Pierce, Fenner & Smith Incorporated:

                          c/o ADP Prospectus
                          Distribution Services
                          1155 Long Island Avenue
                          Edgewood, New York 11717
                          Attention: Shawn Leandre
                          Telephone: (631) 254-7081
                          Telecopy: (631) 254-7132

                                      -46-

                         Morgan Stanley & Co. Incorporated:

                          1585 Broadway, 2nd Floor
                          New York, New York 10036
                          Attention: Medium-Term Note Trading Desk
                          Telephone: (212) 761-1721
                          Telecopy: (212) 761-0781

                         UBS Securities LLC:

                          677 Washington Boulevard
                          Stamford, Connecticut 06901
                          Attention: Fixed Income Syndicate
                          Telephone: (203) 719-1088
                          Telecopy: (203) 719-0495

                         Wachovia Capital Markets, LLC:

                          301 South College Street
                          Charlotte, North Carolina 28288-0602
                          Attention: Travis Barnes
                          Telephone: (704) 715-8407
                          Telecopy: (704) 383-9165

                         For record keeping purposes, one copy of each Pricing
                         Supplement shall be mailed to the Presenting Agent at
                         the following applicable addresses:

                         Lehman Brothers Inc.:

                          745 Seventh Avenue
                          New York, New York 10019
                          Attention: Medium-Term Note Desk
                          Telecopy: (212) 526-0943

                                      -47-

                         Banc of America Securities LLC:

                          9 West 57th Street
                          New York, New York 10019
                          Attention: Rock Fu
                          Telephone: (212) 847-6434
                          Telecopy: (212) 847-5184

                          with a copy to:

                              Lily Chang
                              Banc of America Securities LLC
                              40 West 57th Street, 27th Floor
                              New York, New York 10019
                              Telephone: (646) 313-8798
                              Telecopy: (212) 901-7881

                         Barclays Capital Inc.:

                          200 Park Avenue
                          New York, New York 10166
                          Attention: MTN Trading
                          Telephone: (212) 412-2663
                          Telecopy: (212) 412-7305

                            with a copy to:

                              Pamela Kendall
                              Barclays Capital Inc.
                              200 Park Avenue
                              New York, New York 10166
                              Telephone: (212) 412-7606
                              Telecopy: (212) 412-7680

                         Bear, Stearns & Co. Inc.:

                          383 Madison Avenue
                          New York, New York 10179
                          Attention: Jonathan Lieberman
                          Telephone: (212) 272-2703
                          Telecopy: (917) 849-1160

                                      -48-

                         BNP Paribas Securities Corp.:

                          787 Seventh Avenue
                          New York, New York 10019
                          Attention: Debt Capital Markets
                          Telephone: (212) 841-3320
                          Telecopy: (212) 841-3930

                         Citigroup Global Markets Inc.:

                          Brooklyn Army Terminal
                          140 58th Street, 8th Floor
                          Brooklyn, New York 11220
                          Attention: Annabelle Avila
                          Telephone: (718) 765-6725
                          Telecopy: (718) 765-6734

                         Credit Suisse Securities (USA) LLC

                          11 Madison Avenue
                          New York, New York 10010
                          Attention: Short and Medium-Term Finance Department
                          Telephone: (212) 325-7198
                          Telecopy: (212) 743-5825

                         with a copy to:

                          Helena Willner
                          11 Madison Avenue
                          New York, New York 10010

                         Deutsche Bank Securities Inc.

                          60 Wall Street
                          New York, New York 10005
                          Attention: Debt Capital Markets
                          Telephone: (212) 250-8587
                          Telecopy: (212) 797-2202

                                      -49-

                         Goldman, Sachs & Co.

                          85 Broad Street
                          27th Floor
                          New York, New York 10004
                          Attention: Nick Philip
                          Telephone: (212) 902-2525
                          Telecopy: (212) 902-3000

                         HSBC Securities (USA) Inc.:

                          452 Fifth Avenue, 3rd Floor
                          New York, New York 10018
                          Attention: Andrew S. Lazerus
                          Telephone: (212) 525-3456
                          Telecopy: (646) 366-3338

                         J.P. Morgan Securities Inc.

                          270 Park Avenue, 8th Floor
                          New York, New York 10017
                          Attention: Transaction Execution Group
                          Telephone: (212) 834-5710
                          Telecopy: (212) 834-6702

                         LaSalle Financial Services, Inc.:

                         55 East 52nd Street
                         New York, New York 10055
                         Attention: Rob Silverschotz
                         Telephone: (212) 409-6862
                         Telecopy: (212) 409-7303

                         Merrill Lynch, Pierce, Fenner & Smith Incorporated:

                          4 World Financial Center, 4th Floor
                          New York, New York 10080
                          Attention: Global Transaction Management Group -
                                     Scott Primrose
                          Telephone: (212) 449-7476
                          Telecopy: (212) 449-2234

                                      -50-

                              Morgan Stanley & Co. Incorporated:

                               1585 Broadway, 4th Floor
                               New York, New York 10036
                               Attention: Medium-Term Note Trading Desk
                               Telephone: (212) 761-1721
                               Telecopy: (212) 761-0781

                              UBS Securities LLC

                               677 Washington Boulevard
                               Stamford, Connecticut 06901
                               Attention: Fixed Income Syndicate
                               Telephone: (203) 719-1088
                               Telecopy: (203) 719-0495

                              Wachovia Capital Markets, LLC:

                               301 South College Street
                               Charlotte, North Carolina 28288-0602
                               Attention: Travis Barnes
                               Telephone: (704) 715-8407
                               Telecopy: (704) 383-9165

                              The Presenting Agent will cause a Prospectus and
                              Pricing Supplement to be delivered to the
                              purchaser of such Certificated Note.

                              In each instance that a Pricing Supplement is
                              prepared, the Presenting Agent will affix the
                              Pricing Supplement to Prospectuses prior to their
                              use. Outdated Pricing Supplements (other than
                              those retained for files) will be destroyed.

Suspension of Solicitation;   Subject to the Company's representations,
Amendment or Supplement:      warranties and covenants contained in the Selling
                              Agency Agreement, the Company may instruct the
                              Agents to suspend at any time, for any period of
                              time or permanently, the solicitation of orders to
                              purchase Certificated Notes. Upon receipt of such
                              instructions, the Agents will forthwith suspend
                              solicitation until such time as the Company has
                              advised them that such solicitation may be
                              resumed.

                              In the event that at the time the Company suspends
                              solicitation of purchases there shall be any
                              orders outstanding for settlement, the Company
                              will promptly

                                      -51-

                              advise the Agents and the applicable Bank whether
                              such orders may be settled and whether copies of
                              the Prospectus as in effect at the time of the
                              suspension, together with the appropriate Pricing
                              Supplement or Term Sheet or may be delivered in
                              connection with the settlement of such orders. The
                              Company will have the sole responsibility for such
                              decision and for any arrangements that may be made
                              in the event that the Company determines that such
                              orders may not be settled or that copies of such
                              Prospectus, Pricing Supplement or Term Sheet or
                              may not be so delivered.

                              If the Company decides to amend or supplement the
                              Registration Statement or the Prospectus or
                              decides to file any further registration
                              statements for the purpose of registering Notes
                              and in connection with which the Selling Agency
                              Agreement is included or incorporated by reference
                              as an exhibit, it will promptly advise the Agents
                              and furnish the Agents with the proposed amendment
                              or supplement or registration statement and with
                              such certificates and opinions as are required,
                              all to the extent required by and in accordance
                              with the terms of the Selling Agency Agreement.
                              Subject to the provisions of the Selling Agency
                              Agreement, the Company may file with the
                              Commission any supplement to the Prospectus
                              relating to the Notes. The Company will provide
                              the Agents, each Bank and each Trustee with copies
                              of any such supplement, and confirm to the Agents
                              that such supplement has been filed with the
                              Commission pursuant to the applicable paragraph of
                              Rule 424(b).

Procedures For                When the Company has determined to change the
Rate Changes:                 interest rates of Certificated Notes being
                              offered, it will promptly advise the Agents and
                              the Agents will forthwith suspend solicitation of
                              orders. The Agents will telephone the Company with
                              recommendations as to the changed interest rates.
                              At such time as the Company has advised the Agents
                              of the new interest rates, the Company will
                              prepare a revised Term Sheet and the Agents may
                              resume solicitation of orders. Until such time
                              only "indications of interest" may be recorded.
                              Within two business days after any sale of Notes,
                              the Company will file with the Commission a
                              Pricing Supplement to the Prospectus relating to
                              such Notes that reflects the applicable interest
                              rates and other terms and will deliver copies of
                              such Pricing Supplement to the Agents.

                                      -52-

Delivery of Prospectus:       A copy of the Prospectus and a Pricing Supplement
                              relating to a Certificated Note or a notice
                              satisfying the requirements of Rule 173 under the
                              Act must accompany or precede the earlier of
                              confirmation of the purchase of such Certificated
                              Note and payment for such Certificated Note by its
                              purchaser. If notice of a change in the terms of
                              the Certificated Notes is received by the Agents
                              between the time an order for a Certificated Note
                              is placed and the time written confirmation
                              thereof is sent by the Presenting Agent to a
                              customer or his agent, such confirmation shall be
                              accompanied by a Prospectus and Pricing Supplement
                              setting forth the terms in effect when the order
                              was placed. Subject to "Suspension of
                              Solicitation; Amendment or Supplement" above, the
                              Presenting Agent will deliver a Prospectus and
                              Pricing Supplement as herein described or a notice
                              satisfying the requirements of Rule 173 with
                              respect to each Certificated Note sold by it. The
                              Company will make such delivery if such
                              Certificated Note is sold directly by the Company
                              to a purchaser (other than an Agent).

Confirmation:                 For each order to purchase a Certificated Note
                              solicited by any Agent and accepted by or on
                              behalf of the Company, the Presenting Agent will
                              issue a confirmation to the purchaser, with a copy
                              to the Company, setting forth, among other things,
                              the delivery and payment instructions.

Settlement:                   The receipt by the Company of immediately
                              available funds in exchange for an authenticated
                              Certificated Note delivered to the Presenting
                              Agent and the Presenting Agent's delivery of such
                              Certificated Note against receipt of immediately
                              available funds shall constitute "settlement" with
                              respect to such Certificated Note. All orders
                              accepted by the Company will be settled on the
                              third business day following the date of sale
                              pursuant to the timetable for settlement set forth
                              below, unless the Company and the purchaser agree
                              to settlement on another day which shall be no
                              earlier than the next business day following the
                              date of sale.

Settlement Procedures:        Settlement Procedures with regard to each
                              Certificated Note sold by the Company through any
                              Agent, as agent, shall be as follows:

                              A. The Presenting Agent will advise the Company by
                              telephone of, and confirm in writing, the
                              following

                                     -53-

                              settlement information:

                                   1.   Name in which such Certificated Note is
                                        to be registered ("Registered Owner").

                                   2.   Address of the Registered Owner and
                                        address for payment of principal and
                                        interest.

                                   3.   Taxpayer identification number of the
                                        Registered Owner (if available).

                                   4.   Principal amount.

                                   5.   Maturity Date.

                                   6.   In the case of a Fixed Rate Certificated
                                        Note, the interest rate or, in the case
                                        of a Floating Rate Certificated Note,
                                        interest rate basis (including, if
                                        LIBOR, the method for determining
                                        LIBOR), the initial interest rate (if
                                        known at such time), Index Maturity,
                                        Interest Reset Period and Interest Reset
                                        Dates (if any), Spread or Spread
                                        Multiplier (if any), minimum interest
                                        rate (if any) and maximum interest rate
                                        (if any).

                                   7.   Interest Payment Dates and the Interest
                                        Payment Period.

                                   8.   Specified Currency and whether the
                                        option to elect payment in a Specified
                                        Currency applies and if the Specified
                                        Currency is not U.S. dollars, the
                                        authorized denominations.

                                   9.   Settlement date.

                                   10.  Price (including currency).

                                   11.  Presenting Agent's commission,
                                        determined as provided in Section 2 of
                                        the Selling Agency Agreement.

                                   12.  Priority (including, if a Subordinated
                                        Note, whether such Note is intended to
                                        qualify as Tier II Capital).

                                      -54-

                                   13.  Redemption and/or repayment provisions,
                                        if any.

                                   14.  If such Certificated Note is issued at
                                        an original issue discount ("OID"), the
                                        total amount of OID, the yield to
                                        maturity and the initial accrual period
                                        OID.

                              B. The Company will advise the Presenting Agent by
                              telecopy or other mutually acceptable method of
                              the name of the Bank. The Company will advise such
                              Bank by telecopy or other mutually acceptable
                              method or electronic transmission of the
                              information set forth in Settlement Procedure "A"
                              above and the name of the Presenting Agent.

                              C. The Company will deliver to such Bank a
                              pre-printed four-ply packet for such Certificated
                              Note, which packet will contain the following
                              documents in forms that have been approved by the
                              Company, the Agents and such Bank:

                                   1.   Certificated Note with customer
                                        confirmation.

                                   2.   Stub One - For such Bank.

                                   3.   Stub Two - For Agent.

                                   4.   Stub Three - For the Company.

                              D. Such Bank will complete such Certificated Note
                              and will authenticate, or cause to be
                              authenticated, such Certificated Note and deliver
                              it (with the confirmation) and Stubs One and Two
                              to the Presenting Agent at the following
                              applicable addresses:

                              Lehman Brothers Inc.:

                               745 Seventh Avenue
                               New York, New York 10019
                               Attention: Medium-Term Note Desk
                               Telecopy: (212) 526-0943

                                      -55-

                              Banc of America Securities LLC:

                               9 West 57th Street
                               New York, New York 10019
                               Attention: Rock Fu
                               Telephone: (212) 847-6434
                               Telecopy: (212) 847-5184

                               with a copy to:

                                   Lily Chang
                                   Banc of America Securities LLC
                                   40 West 57th Street, 27th Floor
                                   New York, New York 10019
                                   Telephone: (646) 313-8798
                                   Telecopy: (212) 901-7881

                              Barclays Capital Inc.:

                               200 Park Avenue
                               New York, New York 10166
                               Attention: MTN Trading
                               Telephone: (212) 412-2663
                               Telecopy: (212) 412-7305

                                 with a copy to:

                                   Pamela Kendall
                                   Barclays Capital Inc.
                                   200 Park Avenue
                                   New York, New York 10166
                                   Telephone: (212) 412-7606
                                   Telecopy: (212) 412-7680

                              Bear, Stearns & Co. Inc.:

                               383 Madison Avenue
                               New York, New York 10179
                               Attention: Jonathan Lieberman
                               Telephone: (212) 272-2703
                               Telecopy: (917) 849-1160

                                      -56-

                              BNP Paribas Securities Corp.:

                               787 Seventh Avenue
                               New York, New York 10019
                               Attention: Debt Capital Markets
                               Telephone: (212) 841-3320
                               Telecopy: (212) 841-3930

                              Citigroup Global Markets Inc.:

                               Brooklyn Army Terminal
                               140 58th Street, 8th Floor
                               Brooklyn, New York 11220
                               Attention: Annabelle Avila
                               Telephone: (718) 765-6725
                               Telecopy: (718) 765-6734

                              Credit Suisse Securities (USA) LLC

                               11 Madison Avenue
                               New York, New York 10010
                               Attention: Short and Medium-Term Finance
                                          Department
                               Telephone: (212) 325-7198
                               Telecopy: (212) 743-5825

                              with a copy to:

                               Helena Willner
                               11 Madison Avenue
                               New York, New York 10010

                              Deutsche Bank Securities Inc.

                               60 Wall Street
                               New York, New York 10005
                               Attention: Debt Capital Markets
                               Telephone: (212) 250-8587
                               Telecopy: (212) 797-2202

                                      -57-

                              Goldman, Sachs & Co.

                               85 Broad Street
                               27th Floor
                               New York, New York 10004
                               Attention: Nick Philip
                               Telephone: (212) 902-2525
                               Telecopy: (212) 902-3000

                              HSBC Securities (USA) Inc.:

                               452 Fifth Avenue
                               New York, New York 10018
                               Attention: Medium Term Notes Desk
                               Telephone: (212) 525-3142
                               Telecopy: (212) 525-0238

                               with a copy to:

                                   HSBC Securities (USA) Inc.
                                   452 Fifth Avenue, 3rd Floor
                                   New York, New York 10018
                                   Attention: Andrew S. Lazerus
                                   Telephone: (212) 525-3456
                                   Telecopy: (646) 366-3338

                              J.P. Morgan Securities Inc.
                              4 New York Plaza - 11th floor
                              New York, New York 10004
                              Attention: Jennifer John - Broker Dealer
                                         Outsourcing
                              Telephone: (212) 623-5953

                               with a copy to:

                                 J.P. Morgan Securities Inc.
                                 270 Park Avenue
                                 New York, New York 10017
                                 Attention: Debt Capital Markets - MTN Desk
                                 Telephone: (212) 834-4533

                                      -58-

                               LaSalle Financial Services, Inc.:

                               55 East 52nd Street
                               New York, New York 10055
                               Attention: Rob Silverschotz
                               Telephone: (212) 409-6862
                               Telecopy: (212) 409-7303

                               Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated:

                                Merrill Lynch Money Markets Clearance
                                55 Water Street
                                3rd Floor Plaza Level
                                DTC New York Window
                                New York, New York 10041
                                Attention: Moma Noel
                                Telephone: (212) 855-2403
                                Telecopy: (212) 855-2457

                              Morgan Stanley & Co. Incorporated:

                                Bank of New York Dealer Clearance Department
                                1 Wall Street
                                3rd Floor, Window 3B
                                New York, New York 10005
                                Attention: For the Account of Morgan Stanley &
                                Co. Incorporated

                              UBS Securities LLC

                                677 Washington Boulevard
                                Stamford, Connecticut 06901
                                Attention: Fixed Income Syndicate
                                Telephone: (203) 719-1088
                                Telecopy: (203) 719-0495

                              Wachovia Capital Markets, LLC:

                                301 South College Street
                                Charlotte, North Carolina 28288-0602
                                Attention: Travis Barnes
                                Telephone: (704) 715-8407
                                Telecopy: (704) 383-9165

                              The Presenting Agent will acknowledge receipt of
                              the Note by stamping or otherwise marking Stub One
                              and returning it to the such Bank. Such delivery
                              will be made only

                                      -59-

                         against such acknowledgment of receipt and evidence
                         that instructions have been given by the Presenting
                         Agent for payment to the account of the Company at
                         JPMorgan Chase Bank, N.A., New York, New York, in funds
                         available for immediate use, of an amount equal to the
                         price of such Certificated Note less the Presenting
                         Agent's commission. In the event that the instructions
                         given by the Presenting Agent for payment to the
                         account of the Company are revoked, the Company will as
                         promptly as possible wire transfer to the account of
                         the Presenting Agent an amount of immediately available
                         funds equal to the amount of such payment.

                         E. The Presenting Agent will deliver such Certificated
                         Note (with the confirmation) to the customer against
                         payment in immediately payable funds. The Presenting
                         Agent will obtain the acknowledgment of receipt of such
                         Certificated Note by retaining Stub Two.

                         F. Such Bank will send Stub Three to the Company by
                         first-class mail.

Settlement Procedures    For orders of Certificated Notes solicited by any
Timetable:               Agent, as agent, and accepted by the Company,
                         Settlement Procedures "A" through "F" set forth above
                         shall be completed on or before the respective times
                         (New York City time) set forth below:

                         Settlement
                         Procedure                Time
                         ---------                ----
                             A       2:00 P.M. on the day before settlement

                             B-C     3:00 P.M. on the day before settlement

                             D       2:15 P.M. on settlement date

                             E       3:00 P.M. on settlement date

                             F       5:00 P.M. on settlement date

Failure to Settle:       If a purchaser fails to accept delivery of and make
                         payment for any Certificated Note, the Presenting Agent
                         will notify the Company and the applicable Bank by
                         telephone and return such Certificated Note to such
                         Bank. Upon receipt of such notice, the Company will
                         immediately wire transfer to the account of the
                         Presenting Agent an amount equal to

                                      -60-

                         the amount previously credited to the account of
                         Company in respect of such Certificated Note. Such wire
                         transfer will be made on the settlement date, if
                         possible, and in any event not later than the business
                         day following the settlement date. If the failure shall
                         have occurred for any reason other than a default by
                         the Presenting Agent in the performance of its
                         obligations hereunder and under the Selling Agency
                         Agreement, then the Company will reimburse the
                         Presenting Agent or such Bank, as appropriate, on an
                         equitable basis for its loss of the use of the funds
                         during the period when they were credited to the
                         account of the Company. Immediately upon receipt of the
                         Certificated Note in respect of which such failure
                         occurred, such Bank will cancel such Certificated Note
                         in accordance with the applicable Indenture and so
                         advise the Company, and such Bank will make appropriate
                         entries in its records.

Bank Not to Risk         Nothing herein shall be deemed to require any Trustee
Funds:                   or any Bank to risk or expend its own funds in
                         connection with any payment to the Company, the Agents
                         or any of the purchasers of the Certificated Notes, it
                         being understood by all parties that payments made by
                         any Bank to the Company, the Agents or such purchasers
                         shall be made only to the extent that funds are
                         provided to such Bank for such purpose.

Authenticity of          The Company will cause each Bank to furnish the Agents
Signatures:              from time to time with the specimen signatures of each
                         of such Bank's officers, employees or agents who has
                         been authorized by such Bank to authenticate
                         Certificated Notes, but none of the Agents will have
                         any obligation or liability to the Company or such Bank
                         in respect of the authenticity of the signature of any
                         officer, employee or agent of the Company or such Bank
                         on any Certificated Note.

Advertising Costs:       The Company will determine, after consulting with the
                         Agents, the amount of advertising that may be
                         appropriate in soliciting offers to purchase the
                         Certificated Notes. Advertising expenses will be paid
                         by the Company.

Periodic Statements      Periodically, the appropriate Bank will send to the
from the Banks:          Company a statement setting forth the principal amount
                         of Certificated Notes outstanding as of that date and
                         setting forth a brief description of any sales of
                         Certificated Notes which the Company has advised such
                         Bank but which have not yet been settled.

                                      -61-

                                                                   SCHEDULE I to
                                                       ADMINISTRATIVE PROCEDURES

                             Schedule of Indentures

Senior Indenture

      Indenture, dated as of January 20, 2006 between CIT Group Inc., a Delaware corporation and JPMorgan Chase Bank, N.A., as Trustee.

Subordinated Indenture

      Indenture, dated as of January 20, 2006 between CIT Group Inc., a Delaware corporation and JPMorgan Chase Bank, N.A., as Trustee.

                                      -62-

                                                                  SCHEDULE II to
                                                       ADMINISTRATIVE PROCEDURES

                                Schedule of Banks

Each of the Trustees listed on Schedule I to Administrative Procedures (which, initially, shall be JPMorgan Chase Bank, N.A.) together with any Trustee added to such Schedule after the date hereof.

                                      -63-

                            Administrative Procedures

                                Table of Contents

                                                                            Page

1.  Representations and Warranties of the Company ..........................   3

2.  Solicitations by the Agent of Offers to Purchase; Purchases as

8.  Representations, Warranties, Agreements, Indemnities and Other

                                      -64-